As filed with the Securities and Exchange Commission on August 20, 2020.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MTBC, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	22-3832302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Clyde Road

Somerset, New Jersey 08873

(732) 873-5133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Snyder

Chief Executive Officer

7 Clyde Road

Somerset, New Jersey 08873

(732) 873-5133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

David S. Song, Esq. Peter B. Katzman, Esq. Song P.C. 26 Broadway, 8th Floor New York, New York 10004 (212) 599-0700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (4)	Proposed maximum offering price	Amount of registration fee
Preferred Stock, $0.001 par value per share (2)	960,000	$25.83	$24,796,800	$3,219
Common Stock, $0.001 par value per share issuable upon exercise of warrants (3)	4,250,000	$10.80	45,900,000	5,958
Total			$70,696,800	$9,177

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Represents shares of preferred stock issued on January 8, 2020 and June 16, 2020 in connection with two acquisitions.
(3)	Represents shares of common stock issuable upon exercise of warrants issued on January 8, 2020 and June 16, 2020 in connection with two acquisitions.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 (c) and (g) of the Securities Act based upon the average of the high and low share price per share of the registrant’s common stock trading on the Nasdaq Global Market under the symbol “MTBC” on August 19, 2020 and the registrant’s Series A Preferred Stock trading on the Nasdaq Global Market under the symbol “MTBCP” on August 19, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST   , 2020

PRELIMINARY PROSPECTUS

MTBC, INC.

4,250,000 Shares of Common Stock

Issuable upon Exercise of Outstanding Warrants

960,000 Shares of 11% Series A Cumulative Redeemable Perpetual Preferred Stock

Liquidation Preference $25.00 per Share

This prospectus relates to the resale, from time to time, of up to 4,250,000 shares of our common stock, par value $0.001 per share, issuable upon exercise of certain outstanding common stock purchase warrants, and 960,000 shares of our 11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, which we refer to as the Series A Preferred Stock, by the selling stockholders described herein.

Our common stock is listed on the Nasdaq Global Market under the symbol “MTBC.” The last reported sale price of our common stock on August 19, 2020 was $10.63 per share. Our Series A Preferred Stock is listed on the Nasdaq Global Market under the symbol “MTBCP.” The last reported sale price of our Series A Preferred Stock on August 19, 2020 was $25.92 per share.

All of the shares of common stock offered hereby are issuable upon the exercise of warrants (the “Warrants”) to purchase up to 4,250,000 shares of common stock. The Warrants were issued by us in connection with the acquisition of CareCloud Corporation (“CareCloud”) on January 8, 2020 and Meridian Billing Management Co. and its affiliate Origin Holdings, Inc. (collectively “Meridian”) on June 16, 2020. All of the shares of Series A Preferred Stock were issued by us in connection with the acquisition of Meridian and CareCloud. We will not receive any proceeds from the sale or distribution of the common stock or Series A Preferred Stock by the selling stockholders. The registration of the shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within the respective selling stockholder’s sole discretion, subject to certain restrictions. The selling stockholders may sell the shares described in the prospectus in a number of different ways and at varying prices. For additional information about how the selling stockholders may sell their shares of common stock or Series A Preferred Stock, you should refer to the section entitled “Plan of Distribution” in this prospectus. The shares offered by this prospectus and any prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers, or other agents. If any underwriters or agents are involved in the sale of any shares with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement.

We are registering the offer and sale of the common stock and Series A Preferred Stock by the selling stockholders to satisfy certain registration rights we have granted to the selling stockholders. We are not selling any shares of common stock or Series A Preferred Stock under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. We will receive proceeds from the cash exercise of the Warrants which, if exercised in cash with respect to all of the 4,250,000 shares of common stock, would result in gross proceeds of $34.4 million to us.

Dividends on the Series A Preferred Stock offered hereby are cumulative from the first day of the calendar month in which they are issued, and will be payable on the fifteenth day of each calendar month, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 11% per annum per $25.00 of stated liquidation preference per share, or $2.75 per share of Series A Preferred Stock per year.

Commencing on November 4, 2020, we may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. The Series A Preferred Stock has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series A Preferred Stock generally will have no voting rights except for limited voting rights if dividends payable on the outstanding Series A Preferred Stock are in arrears for eighteen or more consecutive or non-consecutive monthly dividend periods.

Investing in our common stock or our Series A Preferred Stock involves significant risks. You should carefully consider the risk factors beginning on page 10 of this prospectus and the risk factors incorporated by reference into this prospectus before purchasing any of the shares offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is              , 2020

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IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

This prospectus relates to shares of our common stock and shares of our Series A Preferred Stock which the selling stockholders named in this prospectus may sell from time to time. We will not receive any of the proceeds from these sales. We have agreed to pay the expenses incurred by us in registering these shares.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. Neither we nor any agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any other offering materials are accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC’s offices listed under the heading “Where You Can Find More Information.” You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “MTBC,” “we,” “us” and “our” refer to MTBC, Inc. and its consolidated subsidiaries.

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Special Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Use of Proceeds,” as well as the information we incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents, contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to manage our growth, including acquiring, partnering with, and effectively integrating the recent acquisitions of Meridian Medical Management, CareCloud Corporation and other acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;

●	our ability to retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;

●	our ability to maintain operations in Pakistan and Sri Lanka in a manner that continues to enable us to offer competitively priced products and services;

●	our ability to keep pace with a rapidly changing healthcare industry;

●	our ability to consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;

●	our ability to maintain and protect the privacy of confidential and protected Company, client and patient information;

●	our ability to develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;

●	our ability to attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and Stephen Snyder as Chief Executive Officer, all of which are critical to our ongoing operations, growing our business and integrating of our newly acquired businesses;

●	our ability to comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank and other future debt facilities;

●	our ability to pay our monthly preferred dividends to the holders of our Series A Preferred Stock;

●	our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to respond to the uncertainty resulting from the recent spread of the COVID-19 pandemic and the impact it may have on our operations, the demand for our services, and economic activity in general; and

●	our ability to keep and increase market acceptance of our products and services.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

iii

Prospectus Summary

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 10.

MTBC, Inc., (and together with its consolidated subsidiaries “MTBC” or the “Company”), is a healthcare information technology company that provides a suite of proprietary cloud-based electronic health records and practice management solutions, together with related business services, to healthcare providers. Our Software-as-a-Service (“SaaS”) platforms and business services are designed to help customers increase revenues, streamline workflows, and make better business and clinical decisions, while reducing administrative burdens and operating costs. The Company’s services include full-scale revenue cycle management, comprehensive practice management services, electronic health records, and other technology-driven services for private and hospital-employed healthcare providers. These solutions and services include:

●	Revenue cycle management (“RCM”) services, which include end-to-end medical billing, eligibility, analytics, and related services, all of which can often be provided either with our technology platform or through a third-party system;

●	Proprietary healthcare IT solutions, which are often bundled with our RCM services, including:

○	Electronic health records (“EHR”), which are easy to use, integrated with our business services, and allow our healthcare provider clients to reduce paperwork;

○	Practice management (“PM”) software and related tools, which support our clients’ day-to-day business operations and workflows;

○	Mobile Health (“mHealth”) solutions, including smartphone applications that assist patients and healthcare providers in the provision of healthcare services;

○	Telehealth solutions, which allow healthcare providers to conduct remote patient visits;

○	Healthcare claims clearinghouse, which enables our clients to electronically scrub and submit claims to, and process payments from, insurance companies; and

○	Business intelligence, customized applications, interfaces and a variety of other technology solutions that support our healthcare clients;

●	Group purchasing services which include our negotiation of discounts with pharmaceutical manufacturers and the extension of those discounts to our physician members; and

●	Comprehensive practice management services, which are offered under long-term management service agreements pursuant to which we provide certain practices with the administrative support, facilities, supplies, equipment, marketing, RCM, accounting, healthcare IT and other non-clinical services required to efficiently operate their practices.

We are able to deliver our industry-leading solutions at very competitive prices because we leverage a combination of our proprietary software, which automates our workflows and increases efficiency, together with our team of approximately 600 experienced health industry experts throughout the United States. These experts are supported by our highly educated and specialized offshore workforce of approximately 2,500 team members at labor costs that we believe are approximately one-tenth the cost of comparable U.S. employees. Our unique business model also allowed us to become a leading consolidator in our industry sector, gaining us a reputation for acquiring and positively transforming distressed competitors into profitable operations of MTBC.

Adoption of our RCM solutions typically requires little or no upfront expenditure by a client. Additionally, for most of our solutions and customers, our financial performance is linked directly to the financial performance of our clients, as the vast majority of our revenues are based on a percentage of our clients’ collections. The fees we charge for our complete, integrated, end-to-end solution are very competitive and among the lowest in the industry. We estimate that we currently provide services to approximately 40,000 providers, (which we define as physicians, nurses, nurse practitioners, physician assistants and other clinical staff that render bills for their services) practicing in approximately 2,700 independent medical practices and hospitals representing 86 specialties and subspecialties in 48 states. In addition, we serve approximately 200 clients which are not medical practices, but are primarily service organizations who serve the healthcare community. The foregoing numbers include clients leveraging any of our products or services, and are based, in part, upon estimates where the precise number of practices or providers is unknown.

We service clients ranging from small practices, consisting of one to ten providers, to community hospitals. The customer which generates the largest revenue for us is a major academic medical center with a service area covering millions of people.

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In November 2015, the Company completed a public offering of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”). The Company sold 231,616 shares at a price of $25.00 per share and received net proceeds of approximately $4.7 million. In July 2016, the Company sold an additional 63,040 shares of Preferred Stock and received net proceeds of approximately $1.3 million. In 2017, the Company raised a total of $16.4 million in net proceeds from a series of additional offerings totaling approximately 765,000 shares of Preferred Stock, all at $25.00 per share. In May 2017, the Company completed a registered direct offering of 1,000,000 shares of its common stock at $2.30 per share, raising net proceeds of approximately $2.0 million. During 2018, the Company issued 1,020,000 shares of Preferred Stock and received net proceeds of approximately $22.8 million. During 2019, the Company issued 373,000 shares of Preferred Stock and received net proceeds after fees and expenses of approximately $9.6 million. In April 2020, the Company issued and sold 828,000 shares of Preferred Stock and received net proceeds of approximately $19.1 million after deducting underwriting fees and expenses payable by the Company. In July 2020, the Company issued and sold 1,104,000 shares of Preferred Stock and received net proceeds of approximately $25.6 million after deducting underwriting fees and expenses payable by the Company.

During July 2018, the Company acquired substantially all of the revenue cycle management, practice management and group purchasing assets of Orion Healthcorp, Inc. and 13 of its affiliates. The acquisition was completed through MTBC’s wholly owned subsidiaries, MTBC Health, Inc. and MTBC Practice Management, Corp. This acquisition expanded the scope of our offerings to include additional niche hospital solutions, a service that negotiates vaccine discounts with pharmaceutical manufacturers and then extends those vaccine discounts to its physician members, and a service that provides end-to-end practice management services to physician practices under multi-decade management service agreements.

In April 2019, the Company acquired substantially all of the RCM business of Etransmedia Technology, Inc. (“Etransmedia”) through MTBC’s wholly owned subsidiary MTBC-Med, Inc. The Etransmedia acquisition added additional clients to the Company’s customer base and, similar to previous acquisitions, broadened the Company’s presence in the healthcare information technology industry through geographic expansion of its customer base and by increasing available customer relationship resources and specialized trained staff.

On January 8, 2020, through a merger with a subsidiary, the Company acquired CareCloud Corporation (“CareCloud”), which has developed a highly acclaimed cloud-based platform including EHR, PM and patient experience capabilities. The Company paid $11.9 million in cash, assumed a working capital deficiency of approximately $5.1 million and issued 760,000 shares of the Company’s Series A Preferred Stock and two million warrants for the purchase of the Company’s common stock at prices ranging from $7.50 to $10.00 per share.

On June 16, 2020, the Company purchased all of the issued and outstanding capital stock of Meridian Billing Management Co. and its affiliate Origin Holdings, Inc. (collectively “Meridian” and sometimes referred to as “Meridian Medical Management”). Meridian is in the business of providing medical billing, revenue cycle management, electronic medical records, medical coding and related services. The total consideration paid at closing was $15 million in cash, 200,000 shares of the Company’s Series A Preferred Stock plus warrants to purchase 2,250,000 shares of the Company’s common stock, with an exercise price of $7.50 per share and a term of two years. The Company also assumed Meridian’s negative net working capital and certain long-term lease liabilities with an aggregate value of approximately $4.8 million.

As of August 19, 2020, the Company and its subsidiaries employed approximately 3,100 people worldwide on a full-time basis. We also utilize the services of a small number of part-time employees. In addition, all officers of the Company work on a full-time basis.

Our Growth Strategy

The Healthcare IT service industry is highly fragmented, with many local and regional RCM companies serving small medical practices and hospitals. We believe that the industry is ripe for consolidation and that we can achieve significant growth organically and through acquisitions. We further believe that it is becoming increasingly difficult for traditional RCM companies to meet the growing technology and business service needs of healthcare providers without a significant investment in an information technology infrastructure. Since the Company became public in July 2014, we have acquired substantially all of the assets of 16 RCM companies. Although the specific arrangements have varied with each transaction, typical arrangements include a discounted price, consideration which is sometimes tied to revenues from the customer relationships acquired, and structuring the acquisition as an asset purchase so as to limit our liability. We typically leverage our technology and our cost-effective offshore team to reduce costs promptly after the transaction closes, although there will be initial costs associated with the integration of the acquired business with our existing operations.

In addition to growing through acquisitions, we also drive organic growth through various strategies, including customer referrals, channel partnerships, online marketing and tradeshows. Our acquisitive growth also supports our organic growth initiatives by enhancing our capabilities, physical presence, and universe of referrals and clients.

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Competition

The market for EHR, PM and RCM information solutions and related services is highly competitive, and we expect competition to increase in the future. We face competition from other providers of both integrated and standalone EHR, PM and RCM solutions, including competitors who utilize a web-based platform and providers of locally installed software systems. Our competitors also include larger healthcare IT companies, such as athenahealth, Inc., Allscripts Healthcare Solutions, Inc., eClinicalWorks and Greenway Medical Technologies, Inc., and in-sourcing by hospitals and large clinics.

Many of our competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources than MTBC. We also compete with various regional RCM companies, some of which may continue to consolidate and expand into broader markets. We expect that competition will continue to increase as a result of incentives provided by various governmental initiatives, and consolidation in both the information technology and healthcare industries. In addition, our competitive edge could be diminished or completely lost if our competition develops similar offshore operations in Pakistan or other countries, such as India and the Philippines, where labor costs are lower than those in the U.S. (although higher than in Pakistan). Pricing pressures could negatively impact our margins, growth rate and market share.

Summary Financial Information

The historical combined statement of operations data for MTBC presented below for the years ended December 31, 2018 and 2019 have been derived from our audited financial statements which are incorporated herein by reference. Our historical combined statement of operations data for MTBC presented below for the six months ended June 30, 2020 have been derived from our unaudited financial statements which are incorporated herein by reference. Our historical and pro forma results are not necessarily indicative of the results that may be expected in the future.

We derived the summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2019 and the six months ended June 30, 2020 from the unaudited pro forma combined financial statements included herein. This pro forma financial data reflects the acquisitions of Meridian and CareCloud and the acquisition of the assets of Etransmedia (the “Transactions”). Meridian, CareCloud and Etransmedia are collectively referred to herein as the “Acquired Businesses”.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 give effect to the Transactions as if each of them had occurred on January 1, 2019. You should read this data in conjunction with the information set forth in the Company’s Current Reports on Form 8-K, filed on April 4, 2019, Form 8-K/A, filed on March 20, 2020, and Form 8-K/A filed on August 11, 2020, which describe the Transactions and the related adjustments in greater detail.

The financial information set forth below are only a summary, and should be read in conjunction with the audited combined historical financial statements and the notes thereto for MTBC, which are incorporated herein by reference.

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Combined Statements of Operations Data

	Actual				Pro Forma (1)
	Year ended December 31,		Six Months ended June 30,		Year ended December 31,	Six Months ended June 30,
	2018	2019	2019	2020	2019	2020
	(in thousands, except per share data)
Net revenue	$50,546	$64,439	$31,830	$41,446	$150,692	$59,654
Operating expenses:
Direct operating costs	31,253	41,186	21,244	26,123	100,251	40,357
Selling and marketing	1,612	1,522	744	3,206	9,626	3,720
General and administrative	16,264	17,912	9,306	10,986	31,287	12,903
Research and development	1,030	871	473	4,479	14,895	4,774
Change in contingent consideration	73	(344)	(64)	-	(344)	-
Depreciation and amortization	2,854	3,006	1,593	3,738	12,373	4,574
Restructuring, impairment and unoccupied lease charges	-	219	-	361	4,414	1,759
Total operating expenses	53,086	64,372	33,296	48,893	172,502	68,087

Operating (loss) income	(2,540)	67	(1,466)	(7,447)	(21,810)	(8,433)

Interest expense - net	(250)	(121)	(50)	(222)	(121)	(222)
Other income (expense) - net	494	(625)	464	331	(150)	(62)
Loss before income taxes	(2,296)	(679)	(1,052)	(7,338)	(22,081)	(8,717)
Income tax (benefit) provision	(158)	193	15	(44)	370	(10)
Net loss	$(2,138)	$(872)	$(1,067)	$(7,294)	$(22,451)	$(8,707)

Preferred stock dividend	4,824	6,386	2,979	5,920	9,026	6,149
Net loss attributable to common shareholders	$(6,962)	$(7,258)	$(4,046)	$(13,214)	$(31,477)	$(14,856)

Net loss per common share, basic and diluted	$(0.59)	$(0.60)	$(0.34)	$(1.07)	$(2.60)	$(1.20)
Weighted average common shares used to compute basic and diluted loss per share	11,721	12,088	11,984	12,353	12,088	12,353

Consolidated Balance Sheet Data

	As of June 30, 2020
	Actual	Pro Forma (2)	Pro Forma As Adjusted(3)
	(in thousands)
Cash	$12,532	$28,382	$62,728
Working capital (net) (4)	2,710	18,560	52,906
Total assets	125,915	141,765	176,111
Total debt	9,933	183	183
Shareholders’ equity	79,366	104,966	139,313

Other Financial Data

	Actual				Pro Forma (1)
	Year ended December 31,		Six Months ended June 30,		Year ended December 31,	Six Months ended June 30,
	2018	2019	2019	2020	2019	2020
	(in thousands)
Adjusted EBITDA (5)	$4,802	$8,101	$2,720	$958	$(471)	$1,251

(1)	The pro forma condensed combined statements of operations data for the year ended December 31, 2019 and the six months ended June 30, 2020 gives effect to the acquisition of the Acquired Businesses as if each Transaction had occurred on January 1, 2019. Pro forma revenue for the year ended December 31, 2019 and for six months ended June 30, 2020 includes $9.8 million and $1.2 million respectively, of revenue from customers who cancelled their contracts prior to MTBC’s acquisition of the Acquired Businesses. This revenue is included in the pro forma condensed combined statements of operations, even though MTBC will not generate revenues from those customers. You should read the summary combined financial data in conjunction with the information set forth in the Company’s Current Reports on Form 8-K/A, filed on March 20, 2020 and August 11, 2020.

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(2)	The pro forma condensed consolidated balance sheet data reflects the issuance of 1,104,000 shares of Series A Preferred Stock offered by prospectus filed on July 16, 2020, with net proceeds of approximately $25.6 million, after deducting underwriting fees and other offering expenses payable by us, utilizing a portion of the net proceeds to fully repay a $9.75 million outstanding line of credit.

(3)	The pro forma as adjusted condensed consolidated balance sheet data gives effect to our issuance of 4,250,000 shares of common stock offered by this prospectus, as a result of exercising 4,250,000 warrants at an average exercise price of $8.09 per share, assuming net proceeds to us of approximately $34.3 million, after deducting estimated offering expenses payable by us.

(4)	Working capital is defined as current assets less current liabilities.

(5)	To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with adjusted EBITDA, a non-GAAP financial measure of earnings. Management uses adjusted EBITDA to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, foreign currency gains and losses, asset impairment charges and other non-operating expenses, stock-based compensation expense, depreciation and amortization including amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

The following table contains a reconciliation of our GAAP net loss to adjusted EBITDA.

	Actual				Pro Forma (1)
	Year ended December 31,		Six Months ended June 30,		Year ended December 31,	Six Months ended June 30,
	2018	2019	2019	2020	2019	2020
	(in thousands)
GAAP net loss	$(2,138)	$(872)	$(1,067)	$(7,294)	$(22,451)	$(8,707)

Income tax (benefit) provision	(158)	193	15	(44)	370	(10)
Net interest expense	250	121	50	222	121	222
Foreign exchange / other expense	(435)	827	(296)	(313)	827	(313)
Stock-based compensation expense	2,464	3,215	1,550	3,188	3,215	3,188
Depreciation and amortization	2,854	3,006	1,593	3,738	12,373	4,574
Integration, transaction and restructuring costs	1,892	1,736	939	1,100	1,004	538
Restructuring, impairment and unoccupied lease charges	-	219	-	361	4,414	1,759
Change in contingent consideration	73	(344)	(64)	-	(344)	-
Adjusted EBITDA	$4,802	$8,101	$2,720	$958	$(471)	$1,251

(1)	The pro forma condensed combined statements of operations data for the year ended December 31, 2019 and the six months ended June 30, 2020 gives effect to the Transactions as if each Transaction had occurred on January 1, 2019.

Corporate Information

We were incorporated in Delaware on September 28, 2001 under the name Medical Transcription Billing, Corp., and legally changed our name to MTBC, Inc. on February 6, 2019. Our principal executive offices are located at 7 Clyde Road, Somerset, New Jersey, 08873, and our main telephone number is (732) 873-5133. Our website address is www.mtbc.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Registration Statement on Form S-1, and you should not consider information on our website to be part of this document.

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The Offering

The following summary contains basic terms about this offering and the common stock and Series A Preferred Stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including, but not limited to, the risk factors beginning on page 10. For a more complete description of the terms of the common stock, see “Description of our Capital Stock”, and for a more complete description of the terms of the Series A Preferred Stock, see “Description of the Series A Preferred Stock.”

Issuer	MTBC, Inc.

Securities Offered by the Selling Stockholders	4,250,000 shares of common stock issuable upon the exercise of the warrants issued to the selling stockholders in connection with the acquisitions of Meridian and CareCloud.

960,000 shares of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (or “Series A Preferred Stock”) issued to the selling stockholders in connection with the acquisitions of Meridian and CareCloud.

Common stock to be outstanding after this offering if the Warrants are exercised in full (1)	16,950,213 shares of common stock

Series A Preferred Stock to be outstanding after this offering (2)	5,468,720 shares of Series A Preferred Stock

Offering Plan	Selling stockholders may sell the shares of common stock and Series A Preferred Stock from time to time in various ways at different prices, including prevailing market prices in the public market or in negotiated transactions. See the section titled “Plan of Distribution” in this prospectus.

Use of Proceeds	We will not receive any of the proceeds from the sale of shares to be offered by the selling stockholder. However, we will receive proceeds upon any cash exercise of the common stock purchase warrants. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we plan to use the net proceeds from the cash exercise of such warrants for working capital, general corporate purposes and growth initiatives, including organic growth and potential future acquisitions. See the section titled “Use of Proceeds” in this prospectus.

Dividend Policy for Common Stock	We do not anticipate paying cash dividends on our common stock in the foreseeable future.

(1)	The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 12,700,213 shares of common stock outstanding as of August 19, 2020. The number of outstanding shares excludes 500,839 shares of common stock reserved for issuance pursuant to grants under our Equity Incentive Plan, 1,712,920 shares of common stock reserved for future issuance under our Equity Incentive Plan and 353,489 shares of common stock underlying existing warrants which are not being registered in this prospectus.

(2)	The number of shares of Series A Preferred Stock to be outstanding immediately after this offering as shown above is based on 5,468,720 shares of Series A Preferred Stock outstanding as of August 19, 2020. The number of outstanding shares excludes 44,000 shares of Series A Preferred Stock reserved for issuance pursuant to grants under our Equity Incentive Plan and 376,632 shares of Series A Preferred Stock reserved for future issuance under our Equity Incentive Plan.

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Series A Preferred Stock Dividends

Holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share).

Dividends will be payable monthly on the 15th day of each month (each, a “dividend payment date”), provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend. Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls (each, a “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.

No Maturity, Sinking Fund or Mandatory Redemption	The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Optional Redemption

The Series A Preferred Stock is not redeemable by us prior to November 4, 2020. On and after November 4, 2020, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section entitled “Description of the Series A Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the “Exchange Act (other than Mahmud Haq, the chairman of our board of directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Haq or any member of his immediate family, any beneficiary of the estate of Mr. Haq, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

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Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series A Preferred Stock—Liquidation Preference.”

Ranking	The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section entitled “Description of the Series A Preferred Stock–Ranking.”

Limited Voting Rights	Holders of Series A Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Stock for eighteen or more monthly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series A Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series A Preferred Stock—Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable) is required at any time for us to authorize or issue any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions. Please see the section entitled “Description of the Series A Preferred Stock—Voting Rights.”

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Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	Our common stock is listed on the Nasdaq Global Market under the symbol “MTBC.” Our Series A Preferred Stock is listed on the Nasdaq Global Market under the symbol “MTBCP.”

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 10 for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock or our Series A Preferred Stock.

Transfer Agent	The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the common stock and the Series A Preferred Stock is VStock Transfer, LLC.

Certain U.S. Federal Income Tax Considerations

For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form

The common stock and the Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus, including our consolidated financial statements and accompanying notes and the information under the heading “Risk Factors” in our most recent annual report on Form 10-K, before you decide to purchase our securities. See the section of this prospectus entitled “Incorporation of Certain Information by Reference.” The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein and the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus could materially and adversely affect our business, results of operations and financial condition. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Shares of Securities

The market for our common stock and/or our Series A Preferred Stock may not provide investors with adequate liquidity.

Our common stock and our Series A Preferred Stock are listed on the Nasdaq Global Market. However, the trading market for our common stock and/or our Series A Preferred Stock may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for our common stock and/or our Series A Preferred Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of our common stock and our Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in our common stock and/or our Series A Preferred Stock. We cannot predict the extent to which investor interest in our Company will maintain the trading market in our common stock and our Series A Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our common stock and/or our Series A Preferred Stock.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our common stock and/or our Series A Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flow may fluctuate significantly from period to period, which may impact our Board of Directors’ willingness or legal ability to declare a monthly dividend on our Series A Preferred Stock. If our operating results fall below the expectations of investors or securities analysts, the price of our common stock and/or our Series A Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

●	demand and pricing for our products and services;

●	the encounter volumes of our customer base;

●	government or commercial healthcare reimbursement policies;

●	physician and patient acceptance of any of our current or future products;

●	introduction of competing products;

●	our operating expenses which fluctuate due to growth of our business;

●	timing and size of any new product or technology acquisitions we may complete; and

●	variable sales cycle and implementation periods for our products and services.

The market price of our common stock and our Series A Preferred Stock is variable and could be substantially affected by various factors.

The market price of our common stock and our Series A Preferred Stock could be subject to wide fluctuations in response to numerous factors. These fluctuations could cause you to lose all or part of your investment in our common stock and/or our Series A Preferred Stock since you might be unable to sell your shares at or above the price you paid in this offering. The price of the common stock and/or the Series A Preferred Stock that will prevail in the market after this offering may be higher or lower than before this offering depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

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These factors include, but are not limited to, the following:

●	a shift in our investor base;

●	prevailing interest rates, changes in which may have an adverse effect on the market price of the Series A Preferred Stock;

●	our history of timely dividend payments for our Series A Preferred Stock;

●	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

●	general economic and financial market conditions;

●	government action or regulation;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	changes to the market and industry conditions as a result of the recent global outbreak of the COVID-19 coronavirus;

●	the financial condition, operations, stock price performance and prospects of our competitors;

●	announcements by us or our competitors of significant acquisitions, dispositions or software developments;

●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

●	our issuance of additional preferred equity or debt securities; and

●	actual or anticipated variations in annual and quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase our common stock and/or our Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of our common stock and/or our Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

Future sales of substantial amounts of our common stock or other securities, or the possibility that such sales could occur, could adversely affect the market price of our common stock and/or our Series A Preferred Stock.

We cannot predict the effect, if any, that future issuances or sales of our common stock or other securities, including sales of our Series A Preferred Stock or the availability of our securities for future issuance or sale, will have on the market price of our securities. Issuances or sales of substantial amounts of our common stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our Series A Preferred Stock, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and/or our Series A Preferred Stock and the terms upon which we may obtain additional equity financing in the future.

Your percentage ownership will be further diluted in the future.

Your percentage ownership in our common stock and/or our Series A Preferred Stock will be diluted in the future because of equity awards that we expect will be granted to our directors, officers and employees. Our Equity Incentive Plan provides for the grant of equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our directors, officers and other employees, advisors and consultants.

Mahmud Haq currently controls 36.8% of our outstanding shares of common stock, which will prevent investors from influencing significant corporate decisions.

Mahmud Haq, our founder and Executive Chairman, beneficially owns 36.8% of our outstanding shares of common stock. As a result, Mr. Haq exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management, and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our common stock or our Series A Preferred Stock.

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Provisions of Delaware law, of our amended and restated charter and amended and restated bylaws may make a takeover more difficult, which could cause our common stock price and/or our Series A Preferred Stock price to decline.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and in the Delaware General Corporation Law (“DGCL”) may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. We have a staggered Board of Directors that makes it difficult for stockholders to change the composition of the Board of Directors in any one year. Further, our amended and restated certificate of incorporation provides for the removal of a director only for cause upon the affirmative vote of the holders of at least 50.1% of the outstanding shares entitled to cast their vote for the election of directors, which may discourage a third party from making a tender offer or otherwise attempting to obtain control of us. These and other anti-takeover provisions could substantially impede the ability of public stockholders to change our management and Board of Directors. Such provisions may also limit the price that investors might be willing to pay for shares of our Series A Preferred Stock in the future.

Any issuance of additional preferred stock in the future may dilute the rights of our existing stockholders.

Our Board of Directors has the authority to issue up to 7,000,000 shares of preferred stock and to determine the price, privileges and other terms of these shares, of which 5,468,720 shares have been issued as of August 19, 2020. Our Board of Directors may exercise its authority with respect to the remaining shares of preferred stock without any further approval of common stockholders. The rights of the holders of common stock may be adversely affected by the rights of future holders of preferred stock.

We do not intend to pay cash dividends on our common stock.

Currently, we do not anticipate paying any cash dividends to holders of our common stock. As a result, capital appreciation, if any, of our common stock will be a stockholder’s sole source of gain.

Complying with the laws and regulations affecting public companies will increase our costs and the demands on management and could harm our operating results.

As a public company, we continue to incur significant legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and the Nasdaq Stock Market impose various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or to incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors or our board committees or as executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, for the year ended December 31, 2019, we performed system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, or Section 404. As an “emerging growth company” in previous years, we elected to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. However, we may no longer avail ourselves of this exemption as we ceased to be an “emerging growth company” and are now a “smaller reporting company.” Although we are still currently exempt from the requirement to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting, when our independent registered public accounting firm is required to undertake such an assessment, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 requires that we incur substantial accounting expense and expend significant management time on compliance-related issues and stay in compliance with reporting requirements. Moreover, if we are not able to stay in compliance with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies any deficiency(ies) in our internal control over financial reporting that are deemed to be material weakness(es), the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Furthermore, investor perceptions of our Company may suffer if deficiencies are found, and this could cause a decline in the market price of our common and preferred stock. Irrespective of compliance with Section 404, any failure of our internal control over financial reporting could have a material adverse effect on our stated operating results and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting, or financial results and could result in an adverse opinion on internal control from our independent registered public accounting firm.

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We remained an “emerging growth company” until December 31 of 2019, under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. While we were an “emerging growth company” as defined in the JOBS Act, we were able to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We are a smaller reporting company and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock and/or our Series A Preferred Stock less attractive to investors.

While we have ceased being an emerging growth company as of December 31, 2019, many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $250 million of worldwide common equity held by non-affiliates. The disclosures we will be required to provide in our SEC fillings will increase, but will still be less than it would be if we were not considered a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their fillings; are exempt from the provisions of Section 404 requiring that independent registered public accounting firms provide an attestation reporting on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings. Our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock and/or our Series A Preferred Stock less attractive because we will rely on the exemption available to smaller reporting companies. If some investors find our common stock and/or our Series A Preferred Stock less attractive as a result, there may be a less active trading market for our common stock and/or our Series A Preferred Stock and our stock prices may be more volatile.

We will not receive any of the proceeds from the sale of the shares in this offering.

We will not receive any of the proceeds from the sale of the shares in this offering. However, any sale of the shares of our common stock in this offering presumes that the warrant holders will have exercised some or all of the warrants at an exercise price of $7.50 or $10.00 per share. We will receive proceeds from the cash exercise of the warrants which, if exercised with respect to all of the 4,250,000 shares of common stock, would result in gross proceeds of $34.4 million to us. To the extent we receive proceeds from the cash exercise of the warrants, we intend to use such proceeds for working capital and general corporate purposes to support our growth.

Risks Related to Ownership of Shares our Series A Preferred Stock

The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. We may in the future incur debt and other obligations that will rank senior to the Series A Preferred Stock. At June 30, 2020, our total liabilities equaled approximately $46.5 million.

Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock. Our Credit Agreement with Silicon Valley Bank (“SVB”) restricts the payment of dividends in the event of any event of default, including failure to meet certain financial covenants. There can be no assurance that we will remain in compliance with the SVB Credit Agreement, and if we default, we may be contractually prohibited from paying dividends on the Series A Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series A Preferred Stock and will dilute the value of their holdings in us.

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We may not be able to pay dividends on the Series A Preferred Stock if we fall out of compliance with our loan covenants and are prohibited by our bank lender from paying dividends or if we have insufficient cash to make dividend payments.

Our ability to pay cash dividends on the Series A Preferred Stock requires us to have either net profits or positive net assets (total assets less total liabilities) over our capital, and to be able to pay our debts as they become due in the usual course of business. We cannot predict with certainty whether we will remain in compliance with the covenants of our senior secured lender, SVB, which include, among other things, generating adjusted EBITDA and complying with a minimum liquidity ratio. If we fall out of compliance, our lender may exercise any of its rights and remedies under the loan agreement, including restricting us from making dividend payments.

Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus, including the documents incorporated by reference herein, were to occur. Also, payment of our dividends depends upon our financial condition, remaining in compliance with our affirmative and negative loan covenants with SVB, which we may be unable to do in the future, and other factors as our Board of Directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series A Preferred Stock to pay our indebtedness or to fund our other liquidity needs.

We may issue additional shares of Series A Preferred Stock and additional series of preferred stock that rank on parity with or senior to the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series A Preferred Stock and additional series of preferred stock that would rank equal to or below the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our amended and restated certificate of incorporation and the certificate of designations relating to the Series A Preferred Stock without any vote of the holders of the Series A Preferred Stock. Upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable), we are allowed to issue additional series of preferred stock that would rank above the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or the winding up of our affairs pursuant to our amended and restated certificate of incorporation and the certificate of designations relating to the Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Series A Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

Also, although holders of Series A Preferred Stock are entitled to limited voting rights, as described in this prospectus under “Description of the Series A Preferred Stock—Voting Rights,” with respect to the circumstances under which the holders of Series A Preferred Stock are entitled to vote, the Series A Preferred Stock votes separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series A Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

One of the factors that influences the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.

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Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have such accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.

Our Series A Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. Also, we may elect in the future to obtain a rating for the Series A Preferred Stock, which could adversely affect the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

We may redeem the Series A Preferred Stock for $25.00 per share on or after November 4, 2020.

On or after November 4, 2020, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for $25.00 per share. Also, upon the occurrence of a change of control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred, for $25.00 per share. We may have an incentive to redeem the Series A Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series A Preferred Stock. If we redeem the Series A Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series A Preferred Stock, the shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

A holder of Series A Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights, and Mahmud Haq, our Executive Chairman, beneficially owns approximately 36.8% of our outstanding shares of common stock. As a result, Mr. Haq exercises a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management, and will make the approval of certain transactions difficult or impossible without his support, which in turn could reduce the price of our Series A Preferred Stock.

Voting rights for holders of the Series A Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our Board of Directors, subject to limitations described in this prospectus entitled “Description of the Series A Preferred Stock—Voting Rights,” in the event that eighteen monthly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designations relating to the Series A Preferred Stock that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights. Please see the section in this prospectus entitled “Description of the Series A Preferred Stock—Voting Rights.”

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The Series A Preferred Stock is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series A Preferred Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series A Preferred Stock. The market value of the Series A Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and, in the event of dissolution, satisfy the liquidation preference with respect to, the Series A Preferred Stock.

Risks Related to Our Acquisition Strategy

If we do not manage our growth effectively, our revenue, business and operating results may be harmed.

Our strategy is to expand through organic growth, and through synergistic, accretive acquisitions of healthcare IT companies. Since 2006, we have acquired the assets or businesses of over 20 RCM companies, including our recent acquisitions of Meridian and CareCloud. The majority of these transactions have occurred since we went public in July 2014. Our future acquisitions may require greater than anticipated investment of operational and financial resources as we seek to migrate customers of these companies to our solutions. Acquisitions also require the integration of different software and services, assimilation of new employees, diversion of management and IT resources, and increases in administrative costs. Acquisitions may also require additional costs associated with any debt or equity financings undertaken to pay for such acquisitions. We cannot assure you that any acquisition we undertake will be successful. Future growth will also place additional demands on our customer support, sales, and marketing resources, and may require us to hire and train additional employees. We will need to expand and upgrade our systems and infrastructure to accommodate our growth. The failure to manage our growth effectively will materially and adversely affect our business.

We may be unable to successfully integrate operations or to achieve expected growth from our recent acquisitions of Meridian and CareCloud.

During January 2020, through a merger with a subsidiary, we acquired CareCloud, which has developed a highly acclaimed cloud-based platform including EHR, PM and patient experience capabilities. During June 2020, we acquired Meridian, a former GE Healthcare IT company that delivers healthcare information technology solutions, including robotic process automation and electronic health records and business analytic platforms, and services to thousands of healthcare providers nationwide. The principal benefits expected to result from our acquisitions of Meridian and CareCloud will not be fully achieved unless we are able to successfully integrate the operations of Meridian and CareCloud with our current business operations and realize the anticipated synergies, cost savings and growth opportunities from such integration. Challenges we may face in this regard include, but are not limited to: (i) estimating the capital, personnel and equipment required for proper integration; (ii) minimizing potential adverse effects on existing business relationships; (iii) enhancing the technology platform; and (iv) successfully developing and marketing Meridian’s and CareCloud’s products and services. Any difficulties we may experience in connection with the integration of Meridian or CareCloud could delay or prevent us from realizing such expected benefits and enhancing our business, and our business, financial condition and results of operation could be materially and adversely impacted.

We may be unable to retain customers following their acquisition, which may result in a decrease in our revenues and operating results.

Customers of the businesses we acquire often have the right to terminate their service contracts for any reason at any time upon notice of 90 days or less. These customers may elect to terminate their contracts as a result of our acquisition or choose not to renew their contracts upon expiration. Legal and practical limitations on our ability to enforce non-competition and non-solicitation provisions against customer representatives and sales personnel that leave the businesses we acquire to join competitors may result in the loss of acquired customers. In the past, our failure to retain acquired customers has at times resulted in decreases in our revenues. Our inability to retain customers of businesses we acquire could adversely affect our ability to benefit from those acquisitions and to grow our future revenues and operating income.

Acquisitions may subject us to liability with regard to the creditors, customers, and shareholders of the sellers.

While we attempt to limit our exposure to the liabilities associated with the businesses we acquire, we cannot guarantee that we will be successful in avoiding all material liability. Regardless of how we structure the acquisition, whether as an asset purchase, stock purchase, merger or other business combination, creditors, customers, vendors, governmental agencies and other parties at times seek to hold us accountable for unpaid debts, breach of contract claims, regulatory violations and other liabilities that relate to the business we acquired. Disaffected shareholders of the businesses we acquire have also attempted to interfere with our business acquisitions or brought claims against us. We attempt to minimize all of these risks through thorough due diligence, negotiating indemnities and holdbacks, obtaining relevant representations from sellers, procuring insurance coverage and leveraging experienced professionals when appropriate.

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Through the CareCloud transaction, we acquired its software technology and related business, of which certain elements are currently subject to a civil investigation to determine compliance with certain federal regulatory requirements. The Company will cooperate with the inquiry as CareCloud has historically done. This element was considered as part of the transaction and we believe that the continued investigation will have no material impact on our financial statements and that we have properly protected ourselves from liability through the negotiated structure of the transaction. However, the outcome of matters such as this are not necessarily predictable. In the event of an unfavorable outcome, our business, reputation, and financial condition could be materially and adversely affected.

We may be unable to implement our strategy of acquiring additional companies.

We have no unconditional commitments with respect to any acquisition as of the date of this prospectus. Although we expect that one or more acquisition opportunities will become available in the future, we may not be able to acquire additional companies at all or on terms favorable to us. We will likely need additional financing for such acquisitions, but there is no assurance that we will be able to borrow funds or raise capital through the issuance of our equity on favorable terms. Certain of our larger, better capitalized competitors may seek to acquire some of the companies we may be interested in. Competition for acquisitions would likely increase acquisition prices and result in us having fewer acquisition opportunities.

Depending on the type of businesses we acquire (e.g., RCM, practice management, EHR), we may have varying cost saving and/or cross-selling opportunities with the acquired business. However, there is no assurance that we will achieve anticipated cost savings and cross-selling on our acquisitions, and failure to do so may mean we overpaid for such acquisitions.

In completing any future acquisitions, we will rely upon the representations, warranties and indemnities made by the sellers with respect to each acquisition as well as our own due diligence investigation. We cannot be assured that such representations and warranties will be true and correct or that our due diligence will uncover all materially adverse facts relating to the operations and financial condition of the acquired companies or their customers. To the extent that we are required to pay for obligations of an acquired company, or if material misrepresentations exist, we may not realize the expected benefit from such acquisition and we will have overpaid in cash and/or stock for the value received in that acquisition.

Future acquisitions may result in potentially dilutive issuances of Series A Preferred Stock or other equity securities, the incurrence of indebtedness and increased amortization expense.

Future acquisitions may result in dilutive issuances of Series A Preferred Stock or other equity securities, the incurrence of debt, the assumption of known and unknown liabilities, the write-off of software development costs and the amortization of expenses related to intangible assets, all of which could have an adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We operate in a highly competitive industry, and our competitors may be able to compete more efficiently or evolve more rapidly than we do, which could have a material adverse effect on our business, revenue, growth rates and market share.

The market for practice management, healthcare IT solutions and related services is highly competitive, and we expect competition to increase in the future. We face competition from other providers of both integrated and standalone practice management, EHR and RCM solutions, including competitors who utilize a web-based platform and providers of locally installed software systems. Our competitors include larger healthcare IT companies, such as athenahealth, Inc., eClinicalWorks, Allscripts Healthcare Solutions, Inc. and Greenway Medical Technologies, Inc., all of which may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, regulations or customer needs and requirements. Many of our competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources than us. Further, in light of the COVID-19 pandemic, existing or new competitors may develop or further invest in telehealth and remote medicine programs and ventures, which would compete with our telemedicine solution. We also compete with various regional RCM companies, some of which may continue to consolidate and expand into broader markets. We expect that competition will continue to increase as a result of incentives provided by the Health Information Technology for Economic and Clinical Health (“HITECH”) Act, and consolidation in both the information technology and healthcare industries. Competitors may introduce products or services that render our products or services obsolete or less marketable. Even if our products and services are more effective than the offerings of our competitors, current or potential customers might prefer competitive products or services to our products and services. In addition, our competitive edge could be diminished or completely lost if our competition develops similar offshore operations in Pakistan or other countries, such as India and the Philippines, where labor costs are lower than those in the U.S. (although higher than in Pakistan). Pricing pressures could negatively impact our margins, growth rate and market share.

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If we are unable to successfully introduce new products or services or fail to keep pace with advances in technology, we would not be able to maintain our customers or grow our business which will have a material adverse effect on our business.

Our business depends on our ability to adapt to evolving technologies and industry standards and upgrade existing and introduce new products and services accordingly. If we cannot adapt to changing technologies and industry standards, including changing requirements of third-party applications and software and meet the requirements of our customers, our products and services may become obsolete, and our business would suffer significantly. Because both the healthcare industry and the healthcare IT technology market are constantly evolving, our success will depend, in part, on our ability to continue to enhance our existing products and services, develop new technology that addresses the increasingly sophisticated and varied needs of our customers, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis, educate our customers to adopt these new technologies, and successfully assist them in transitioning to our new products and services. The development of our proprietary technology entails significant technical and business risks. We may not be successful in developing, using, marketing, selling, or maintaining new technologies effectively or adapting our proprietary technology to evolving customer requirements, emerging industry standards or changing third-party applications, and, as a result, our business and reputation could materially suffer. We may not be able to introduce new products or services on schedule, or at all, or such products or services may not achieve market acceptance or existing products or services may cease to function properly. A failure by us to timely adapt to ever changing technologies or our failure to regularly upgrade existing or introduce new products or to introduce these products on schedule could cause us to not only lose our current customers but also fail to attract new customers.

The continued success of our business model is heavily dependent upon our offshore operations, and any disruption to those operations will adversely affect us.

The majority of our operations, including the development and maintenance of our web-based platform, our customer support services and medical billing activities, are performed by our highly educated workforce of approximately 2,500 employees in Pakistan and Sri Lanka. Approximately 98% of our offshore employees are in Pakistan and our remaining employees are located at our smaller offshore operation center in Sri Lanka. The performance of our operations in Pakistan, and our ability to maintain our offshore offices, is an essential element of our business model, as the labor costs in Pakistan are substantially lower than the cost of comparable labor in India, the United States and other countries, and allows us to competitively price our products and services. Our competitive advantage will be greatly diminished and may disappear altogether if our operations in Pakistan are negatively impacted.

Pakistan and Sri Lanka have experienced, and continue to experience, political and social unrest, war and acts of terrorism, and the effects of COVID-19. Our operations in our offshore locations may be negatively impacted by these and a number of other factors, including a failing power grid and infrastructure, vandalism, currency fluctuations, cost of labor and supplies, and changes in local law as well as laws within the United States relating to these countries. Client mandates or preferences for on-shore service providers may also adversely impact our business model. Our operations in Pakistan and Sri Lanka may also be affected by trade restrictions, such as tariffs or other trade controls. If we are unable to continue to leverage the skills and experience of our highly educated workforce, particularly in Pakistan, we may be unable to provide our products and services at attractive prices, and our business would be materially and negatively impacted or discontinued.

We believe that the labor costs in Pakistan and Sri Lanka are approximately 10% of the cost of comparably educated and skilled workers in the U.S. If there were potential disruptions in any of these locations, they could have a negative impact on our business.

Future changes in visa rules could prevent our offshore employees from entering the United States, which could decrease our efficiency.

In the ordinary course of business, we bring skilled employees from our offshore subsidiaries to the U.S. to serve as liaisons on projects and to expand the respective employees’ understanding of both the U.S. healthcare industry and the needs and expectations of our customers. These visits equip them to better understand and support our business objectives. While the current administration’s actions up to this point have not had an impact on us, we cannot predict whether the administration may in the future take actions that would prevent non-U.S. employees from visiting the U.S. If such restrictions were implemented in the future, it may become more difficult or expensive for us to educate and equip the employees of our foreign subsidiaries to support our business needs. We may also have difficulty in finding employees and contractors in the U.S that can replace the functions now performed by our offshore employees that we bring over to the U.S., which could negatively impact our business.

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Our offshore operations expose us to additional business and financial risks which could adversely affect us and subject us to civil and criminal liability.

The risks and challenges associated with our operations outside the United States include laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations, including employment and tax laws and regulations; and fluctuations in foreign currency exchange rates. Foreign operations subject us to numerous stringent U.S. and foreign laws, including the Foreign Corrupt Practices Act (“FCPA”), and comparable foreign laws and regulations that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. Safeguards we implement to discourage these practices may prove to be less than effective and violations of the FCPA and other laws may result in severe criminal or civil sanctions, or other liabilities or proceedings against us, including class action lawsuits and enforcement actions from the SEC, Department of Justice and overseas regulators.

Changes in the healthcare industry could affect the demand for our services and may result in a decrease in our revenues and market share.

As the healthcare industry evolves, changes in our customer base may reduce the demand for our services, result in the termination of existing contracts, and make it more difficult to negotiate new contracts on terms that are acceptable to us. For example, the current trend toward consolidation of healthcare providers may cause our existing customer contracts to terminate as independent practices are merged into hospital systems or other healthcare organizations. Such larger healthcare organizations may have their own practice management, and EHR and RCM solutions, reducing demand for our services. If this trend continues, we cannot assure you that we will be able to continue to maintain or expand our customer base, negotiate contracts with acceptable terms, or maintain our current pricing structure, which would result in a decrease in our revenues and market share.

The current administration and some members of Congress have been critical of the Affordable Care Act (“ACA”) and have taken steps toward materially revising or even repealing it. On December 14, 2018, a federal judge in Texas ruled the ACA unconstitutional. The decision declared that key parts of the legislation were inconsistent with the Constitution. The decision is still making its way through the courts and has not made an impact on the exchanges which are still open. As of now, there has been no impact to the coverage plans and no final ruling. The ACA included specific reforms for the individual and small group marketplace, including an expansion of Medicaid. We can give no assurances that healthcare reform initiatives, if passed, will not have a material adverse impact on our operational results or the manner in which we operate our business.

If providers do not purchase our products and services or delay in choosing our products or services, we may not be able to grow our business.

Our business model depends on our ability to sell our products and services. Acceptance of our products and services may require providers to adopt different behavior patterns and new methods of conducting business and exchanging information. Providers may not integrate our products and services into their workflow and may not accept our solutions and services as a replacement for traditional methods of practicing medicine. Providers may also choose to buy our competitors’ products and services instead of ours. Achieving market acceptance for our solutions and services will continue to require substantial sales and marketing efforts and the expenditure of significant financial and other resources to create awareness and demand by providers. If providers fail to broadly accept our products and services, our business, financial condition and results of operations will be adversely affected.

If the revenues of our customers decrease, or if our customers cancel or elect not to renew their contracts, our revenue will decrease.

Under most of our customer contracts, we base our charges on a percentage of the revenue that our customer collects through the use of our services. Many factors may lead to decreases in customer revenue, including:

●	reduction of customer revenue as a result of changes to the ACA;

●	a rollback of the expansion of Medicaid or other governmental programs;

●	reduction of customer revenue resulting from increased competition or other changes in the marketplace for physician services;

●	failure of our customers to adopt or maintain effective business practices;

●	actions by third-party payers of medical claims to reduce reimbursement;

●	government regulations and government or other payer actions or inaction reducing or delaying reimbursement;

●	interruption of customer access to our system; and

●	our failure to provide services in a timely or high-quality manner.

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We have incurred operating losses and net losses, and we may not be able to achieve or subsequently maintain profitability in the future.

We incurred net losses of approximately $872,000 and $2.1 million for the years ended December 31, 2019 and 2018, respectively, and Meridian and CareCloud, which were both acquired in 2020, incurred net losses in these years as well. Our net loss for the six months ended June 30, 2020 was approximately $7.3 million. The six months ended June 30, 2020 and the years ended December 31, 2019 and 2018, include approximately $3.1 million, $1.9 million and $1.8 million of non-cash amortization expense of purchased intangible assets, respectively.

We may not succeed in achieving the efficiencies we anticipate from our acquisitions and possible future acquisitions, including moving sufficient labor to our offshore locations to offset increased costs resulting from these acquisitions, and we may continue to incur losses in future periods. We expect to incur additional operating expenses as a public company and we intend to continue to increase our operating expenses as we grow our business. We also expect to continue to make investments in our proprietary technology, sales and marketing, infrastructure, facilities and other resources as we seek to grow, thereby incurring additional costs. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur losses in the future and may not be able to achieve or maintain profitability.

Our business, financial condition, results of operations and growth could be harmed by the effects of the COVID-19 pandemic.

We are subject to risks related to the public health crises such as the global pandemic associated with the coronavirus (COVID-19). In December 2019, a novel strain of coronavirus, SARS-CoV-2, was reported to have surfaced in Wuhan, China. Since then, SARS-CoV-2, and the resulting disease COVID-19, has spread to most countries, and all 50 states within the United States. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Further, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response, and under the Defense Production Act, the legislation that facilitates the production of goods and services necessary for national security and for other purposes. Numerous governmental jurisdictions, including the State of New Jersey where we maintain our principal executive offices, and those in which many of our U.S. and international offices are based, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Most states and the federal government, including the State of New Jersey, together with foreign jurisdictions in which we have operations centers, have declared a state of emergency related to the spread of COVID-19. Such orders or restrictions, and the perception that such orders or restrictions could occur, have resulted in business closures, work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our customers, employees, and offices, among others. We may experience further limitations on employee resources in the future, including because of sickness of employees or their families. These challenges have been, and are anticipated to continue being, particularly difficult to manage in foreign jurisdictions in which we have offices due to, among other things, a reduced ability to enable efficient and secure work-from-home.

Health care organizations around the world, including our health care provider customers, have faced and will continue to face, substantial challenges in treating patients with COVID-19, such as the diversion of staff and resources from ordinary functions to the treatment of COVID-19, supply, resource and capital shortages and overburdening of staff and resource capacity. In the United States, governmental authorities have also recommended, and in certain cases required, that elective, specialty and other procedures and appointments, including certain primary care services, be suspended or canceled to avoid non-essential patient exposure to medical environments and potential infection with COVID-19 and to focus limited resources and personnel capacity toward the treatment of COVID-19. These measures and challenges will likely continue for the duration of the pandemic, which is uncertain, and will disproportionately harm the results of operations, liquidity and financial condition of these health care organizations and our health care provider customers. As a result, our health care provider customers may seek contractual accommodations from us in the future. To the extent such health care provider customers experience challenges and difficulties, it will adversely affect our business operation and results of operations. We note, for example, that approximately 65% of our revenue is directly tied to the cash collected by our health care provider customers, which means that our short-term revenue has and is expected to decline as less patients visit their doctors during periods of social distancing. Further, a recession or prolonged economic contraction as a result of COVID-19 pandemic could also harm the business and results of operations of our enterprise customers, resulting in potential business closures, layoffs of employees and a significant increase in unemployment in the United States and elsewhere which may continue even after the pandemic. The occurrence of any such events may lead to reduced income for customers and reduced size of workforces, which could reduce our revenue and harm our business, financial condition and results of operations.

The widespread COVID-19 pandemic has resulted in, and may continue to result in, significant volatility and uncertainty in U.S and international financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock and Preferred Stock.

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Further, given the dislocation and government-imposed travel related limitations as a consequence of the COVID-19 pandemic, our ability to complete acquisitions in the near-term may be delayed. Future acquisitions may be subject to difficulties in evaluating potential acquisition targets as a result of the inability to accurately predict the duration or long-term economic and business consequences resulting from the COVID-19 pandemic.

As described under the risk factor “Risks Related to Our Acquisition Strategy - We may be unable to successfully integrate operations or to achieve expected growth from our recent acquisitions of Meridian and CareCloud,” any difficulties we may experience in connection with the integration of Meridian or CareCloud could delay or prevent us from realizing such expected benefits and enhancing our business, and our business, financial condition and results of operation could be materially and adversely impacted. While we are working diligently to accelerate integration activities, the employee disruptions and communication challenges created by the COVID-19 pandemic present particular challenges to our integration of Meridian and CareCloud and could make it difficult to effectively and timely complete our integration goals.

The global outbreak of COVID-19 continues to rapidly evolve. We have taken steps intended to mitigate the effects of the pandemic and to protect our global workforce including, but not limited to: moving a significant portion of our workforce to remote operations, enacting social distancing and hygiene guidelines set forth by the Centers for Disease Control and Prevention and World Health Organization at our offices, and discontinuing company travel and events, among others. Although we believe we have taken the appropriate actions, we cannot guarantee that these measures will mitigate all or any negative effects of the pandemic. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We cannot at this time precisely predict what effects the COVID-19 outbreak will have on our business, results of operations and financial condition, including due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the pandemic and the governmental responses to the pandemic. However, we will continue to monitor the COVID-19 situation closely.

In addition, given the inherent uncertainty surrounding COVID-19 due to rapidly changing governmental directives, public health challenges and economic disruption and the duration of the foregoing, the potential impact that COVID-19 could have on the other Risk Factors described in this “Risk Factors” section and the Risk Factors contained in and incorporated by reference herein remain unclear.

Member participation in our Group Purchasing Organization (“GPO”) programs may be terminated with limited or no notice and without significant termination payments. If our members reduce activity levels or terminate or elect not to renew their contracts, our revenue and results of operations may decrease.

As part of the Orion acquisition in 2018, we acquired GPO program relationships. The GPO participation agreements are generally for an initial two-year term, and the option to renew for additional one-year terms. The GPO participation agreements are generally terminable by either party by providing written notice to the other.

There can be no assurance that the members will extend or renew their GPO participation agreements. Failure of these members to renew their GPO participation agreements may adversely impact our revenue and results of operations.

Our success in retaining member participation in our GPO program depends upon our reputation, strong relationships with such members and our ability to deliver consistent, reliable and high quality products and services; a failure in any of these areas may result in the loss of members. In addition, members may seek to reduce, cancel or elect not to renew their contracts due to factors that are beyond our control and are unrelated to our performance, including their business or financial condition, changes in their strategies or business plans, their acquisition, or economic conditions in general. When contracts are reduced, canceled or not renewed for any reason, we lose the anticipated future revenue associated with such contracts and consequently, our revenue and results of operations may decrease.

We rely on the administrative fees we receive from our GPO suppliers, and the failure to maintain contracts with these GPO suppliers could have a generally negative effect on our relationships with our members and could affect our business, financial condition and results of operations.

We derive some of our revenue from the administrative fees that we receive from our GPO suppliers. We maintain contractual relationships with these suppliers which provide products and services to our members at reduced costs and which pay us administrative fees based on the dollars spent by our members for such products and services. Our contracts with these GPO suppliers generally may be terminated upon 90 days’ notice. A termination of any relationship or agreement with a GPO supplier would result in the loss of administrative fees. In addition, if we lose a relationship with a GPO supplier, we may not be able to negotiate similar arrangements for our members and our ability to maintain our member agreements may be impacted.

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As a result of our variable sales and implementation cycles, we may be unable to recognize revenue from prospective customers on a timely basis and we may not be able to offset expenditures.

The sales cycle for our services can be variable, typically ranging from two to four months from initial contact with a potential customer to contract execution, although this period can be substantially longer. During the sales cycle, we expend time and resources in an attempt to obtain a customer without recognizing revenue from that customer to offset such expenditures. Our implementation cycle is also variable, typically ranging from two to four months from contract execution to completion of implementation. Each customer’s situation is different, and unanticipated difficulties and delays may arise as a result of a failure by us or by the customer to meet our respective implementation responsibilities. During the implementation cycle, we expend substantial time, effort, and financial resources implementing our services without recognizing revenue. Even following implementation, there can be no assurance that we will recognize revenue on a timely basis or at all from our efforts. In addition, cancellation of any implementation after it has begun may involve loss to us of time, effort, and expenses invested in the canceled implementation process, and lost opportunity for implementing paying customers in that same period of time.

As a result of the Wayfair decision and changes in various states’ laws, we are required to collect sales and use taxes on certain products and services we sell in certain jurisdictions. We may be subject to liability for past sales and incur additional related costs and expenses, and our future sales may decrease.

We may lose sales or incur significant expenses should states be successful in imposing additional state sales and use taxes on our products and services. A successful assertion by one or more states that we should collect sales or other taxes on the sale of our products and services that we are currently not collecting could result in substantial tax liabilities for past sales, decrease our ability to compete with healthcare IT vendors not subject to sales and use taxes, and otherwise harm our business. Each state has different rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We review these rules and regulations periodically and, when we believe that our products or services are subject to sales and use taxes in a particular state, we voluntarily approach state tax authorities in order to determine how to comply with their rules and regulations. We cannot assure you that we will not be subject to sales and use taxes or related penalties for past sales in states where we believe no compliance is necessary.

If the federal government were to impose a tax on imports or services performed abroad, we might be subject to additional liabilities. At this time, there is no way to predict whether this will occur or estimate the impact on our business.

Vendors of products and services like us are typically held responsible by taxing authorities for the collection and payment of any applicable sales and similar taxes. If one or more taxing authorities determines that taxes should have, but have not, been paid with respect to our products or services, we may be liable for past taxes in addition to taxes going forward. Liability for past taxes may also include very substantial interest and penalty charges. Nevertheless, customers may be reluctant to pay back taxes and may refuse responsibility for interest or penalties associated with those taxes. If we are required to collect and pay back taxes and the associated interest and penalties, and if our customers fail or refuse to reimburse us for all or a portion of these amounts, we will have incurred unplanned expenses that may be substantial. Moreover, imposition of such taxes on our products and services going forward will effectively increase the cost of those products and services to our customers and may adversely affect our ability to retain existing customers or to gain new customers in the states in which such taxes are imposed.

We may also become subject to tax audits or similar procedures in states where we already pay sales and use taxes. The incurrence of additional accounting and legal costs and related expenses in connection with, and the assessment of, taxes, interest, and penalties as a result of audits, litigation, or otherwise could be materially adverse to our current and future results of operations and financial condition.

If we lose the services of Mahmud Haq, Stephen Snyder, A. Hadi Chaudhry or other members of our management team, or if we are unable to attract, hire, integrate and retain other necessary employees, our business would be harmed.

Our future success depends in part on our ability to attract, hire, integrate and retain the members of our management team and other qualified personnel. In particular, we are dependent on the services of Mahmud Haq, our founder, principal stockholder and Executive Chairman, Stephen Snyder, our Chief Executive Officer and A. Hadi Chaudhry, our President. Mr. Haq is instrumental in managing our offshore operations in Pakistan and coordinating those operations with our U.S. activities. The loss of Mr. Haq, who would be particularly difficult to replace, could negatively impact our ability to effectively manage our cost-effective workforce in Pakistan, which enables us to provide our products and solutions at attractive prices. Our future success also depends on the continued contributions of our other executive officers and certain key employees, each of whom may be difficult to replace, and upon our ability to attract and retain additional management personnel. Competition for such personnel is intense, and we compete for qualified personnel with other employers. We may face difficulty identifying and hiring qualified personnel at compensation levels consistent with our existing compensation and salary structure. If we fail to retain our employees, we could incur significant expenses in hiring, integrating and training their replacements, and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect on our business.

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We may be unable to adequately establish, protect or enforce our patents, trade secrets and other intellectual property rights.

Our success depends in part upon our ability to establish, protect and enforce our patents, trade secrets and other intellectual property and proprietary rights. If we fail to establish, protect or enforce these rights, we may lose customers and important advantages in the market in which we compete. We rely on a combination of patent, trademark, copyright and trade secret law and contractual obligations to protect our key intellectual property rights, all of which provide only limited protection. Our intellectual property rights may not be sufficient to help us maintain our position in the market and our competitive advantages.

Trade secrets may not be protectable if not properly kept confidential. We strive to enter into non-disclosure agreements with our employees, customers, contractors and business partners to limit access to and disclosure of our proprietary information. However, the steps we have taken may not be sufficient to prevent unauthorized use of our customer information, technology, and adequate remedies may not be available in the event of unauthorized use or disclosure of our trade secrets and proprietary information. Our ability to protect the trade secrets of our acquired companies from disclosure by the former employees of these acquired entities may be limited by law in the jurisdiction in which the acquired company and/or former employee resides, and/or where the disclosure occurred, and this leaves us vulnerable to the solicitation of the customers we acquire by former employees of the acquired business that join our competitors.

Accordingly, despite our efforts, we may be unable to prevent third parties from using our intellectual property for their competitive advantage. Any such use could have a material adverse effect on our business, results of operations and financial condition. Monitoring unauthorized uses of and enforcing our intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful, and may require a substantial amount of resources and divert our management’s attention.

Claims by others that we infringe their intellectual property could force us to incur significant costs or revise the way we conduct our business.

Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. We have not conducted an independent review of patents and other intellectual property issued to third parties, who may have patents or patent applications relating to our proprietary technology. We may receive letters from third parties alleging, or inquiring about, possible infringement, misappropriation or violation of their intellectual property rights. Any party asserting that we infringe, misappropriate or violate proprietary rights may force us to defend ourselves, and potentially our customers, against the alleged claim. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and/or invalidation of our proprietary rights or interruption or cessation of our operations. Any such claims or lawsuit could:

●	be time-consuming and expensive to defend, whether meritorious or not;

●	require us to stop providing products or services that use the technology that allegedly infringes the other party’s intellectual property;

●	divert the attention of our technical and managerial resources;

●	require us to enter into royalty or licensing agreements with third parties, which may not be available on terms that we deem acceptable;

●	prevent us from operating all or a portion of our business or force us to redesign our products, services or technology platforms, which could be difficult and expensive and may make the performance or value of our product or service offerings less attractive;

●	subject us to significant liability for damages or result in significant settlement payments; and/or

●	require us to indemnify our customers.

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Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business. Some of our competitors may be able to sustain the costs of intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any litigation could significantly harm our relationships with current and prospective customers. Any of the foregoing could disrupt our business and have a material adverse effect on our business, operating results and financial condition.

We may be unable to protect, and we may incur significant costs in enforcing, our intellectual property rights.

Our patents, trademarks, trade secrets, copyrights, and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights, as well as to our products, services, and technologies. For instance, any of our current or future intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Any of our pending or future patent applications, whether or not being currently challenged, may not be issued with the scope of the claims we seek, if at all.

We have taken efforts to protect our proprietary rights, including a combination of license agreements, confidentiality policies and procedures, confidentiality provisions in employment agreements, confidentiality agreements with third parties, and technical security measures, as well as our reliance on copyright, patent, trademark, trade secret and unfair competition laws. These efforts may not be sufficient or effective. For example, the secrecy of our trade secrets or other confidential information could be compromised by our employees or by third parties, which could cause us to lose the competitive advantage resulting from those trade secrets or confidential information. Unauthorized third parties may try to copy or reverse engineer portions of our products or otherwise infringe upon, misappropriate or use our intellectual property. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. We may also conclude that, in some instances, the benefits of protecting our intellectual property rights may be outweighed by the expense.

In addition, our platforms incorporate “open source” software components that are licensed to us under various public domain licenses. Open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. Further, some enterprises may be reluctant or unwilling to use cloud-based services, because they have concerns regarding the risks associated with the security and reliability, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of our services, then the market for these services may not expand as much or develop as quickly as we expect, either of which would adversely affect our business, financial condition, or operating results.

Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving. The laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and effective intellectual property protection may not be available in every country in which our products and services are distributed.

Any impairment of our intellectual property rights, or our failure to protect our intellectual property rights adequately, could give our competitors’ access to our technology and could materially and adversely impact our business and operating results. Any increase in the unauthorized use of our intellectual property could also divert the efforts of our technical and management personnel and result in significant additional expense to us, which could materially and adversely impact our operating results. Finally, we may be required to spend significant resources to monitor and protect our intellectual property rights, including with respect to legal proceedings, which could result in substantial costs and diversion of resources and could materially and adversely impact our business, financial condition and operating results.

Current and future litigation against us could be costly and time-consuming to defend and could result in additional liabilities.

We may from time to time be subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by current and former clients in connection with commercial disputes and employment claims made by our current or former employees. Claims may also be asserted by or on behalf of a variety of other parties, including government agencies, patients of our physician clients, stockholders, the sellers of the businesses that we acquire, or the creditors of the businesses we acquire. Any litigation involving us may result in substantial costs and may divert management’s attention and resources, which may seriously harm our business, overall financial condition, and operating results. Insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims, or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance resulting in a reduction in the trading price of our stock.

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Our proprietary software or service delivery platform (including the platform we acquired through Meridian, CareCloud and other acquisitions) may not operate properly, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business and operating results.

We may encounter human or technical obstacles that prevent our proprietary or acquired applications from operating properly. If our applications do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers.

There are particular risks when we inherit technologies through the companies we acquire. These technologies, often developed by distressed companies, were not created under our direct supervision and control and therefore may not have been developed in accordance with our standards. Such acquired technologies could, and at times do, contain operational deficiencies, outdated code such as Adobe Flash technology, defects, glitches or bugs that may not be discovered immediately or otherwise could have been avoided had we built the technology ourselves. Whether technology we develop or technology we acquire, we will need to replace certain components and remediate software defects or bugs from time to time. There can be no assurance that such defects or bugs, or the process of remediating them or otherwise updating our technology, will not have a material impact on our business. Our inability to promptly and cost-effectively correct a product defect or otherwise update our technology could result in the Company having to withdraw an important product from market, damage to our reputation, and result in material costs and expenses, any of which could have a material impact on our revenue, margins, and operating results.

Moreover, information services as complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. We cannot assure you that material performance problems or defects in our products or services will not arise in the future. Errors may result from receipt, entry, or interpretation of patient information or from interface of our services with legacy systems and data that we did not develop and the function of which is outside of our control. Despite testing, defects or errors may arise in our existing or new software or service processes. Because changes in payer requirements and practices are frequent and sometimes difficult to determine except through trial and error, we are continuously discovering defects and errors in our software and service processes compared against these requirements and practices. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, liability to customers or others, failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation, and increased service and maintenance costs. Defects or errors in our software might discourage existing or potential customers from purchasing our products and services. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

In addition, customers relying on our services to collect, manage, and report clinical, business, and administrative data may have a greater sensitivity to service errors and security vulnerabilities than customers of software products in general. We market and sell services that, among other things, provide information to assist healthcare providers in tracking and treating patients. Any operational delay in or failure of our technology or service processes may result in the disruption of patient care and could cause harm to patients and thereby create unforeseen liabilities for our business.

Our customers or their patients may assert claims against us alleging that they suffered damages due to a defect, error, or other failure of our software or service processes. A product liability claim or errors or omissions claim could subject us to significant legal defense costs and adverse publicity, regardless of the merits or eventual outcome of such a claim.

The physicians who are our customers have relied on our platforms (including the platforms we acquired through Meridian and CareCloud) as being certified by the office of the National Coordinator for Health Information Technology (“ONC”). If this certification were to be challenged, we might face liability related to any incentive that the physicians received in reliance upon such certification.

If our security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and we may incur significant liabilities.

Our services involve the web-based storage and transmission of customers’ proprietary information and patient information, including health, financial, payment and other personal or confidential information. We rely on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. We maintain servers, which store customers’ data, including patient health records, in the U.S. and offshore. We also process, transmit and store some data of our customers on servers and networks that are owned and controlled by third-party contractors in India and elsewhere. If our security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer or patient data. Improper activities by third parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Our security measures may not be effective in preventing unauthorized access to the customer and patient data stored on our servers. If a breach of our security occurs, we could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of our security, the market perception of the effectiveness of our security measures could be harmed and we could lose current or potential customers.

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Our products and services are required to meet the interoperability standards, which could require us to incur substantial additional development costs or result in a decrease in revenue.

Our customers and the industry leaders enacting regulatory requirements are concerned with and often require that our products and services be interoperable with other third-party healthcare information technology suppliers. Market forces or regulatory authorities could create software interoperability standards that would apply to our solutions, and if our products and services are not consistent with those standards, we could be forced to incur substantial additional development costs. There currently exists a comprehensive set of criteria for the functionality, interoperability and security of various software modules in the healthcare information technology industry. However, those standards are subject to continuous modification and refinement. Achieving and maintaining compliance with industry interoperability standards and related requirements could result in larger than expected software development expenses and administrative expenses in order to conform to these requirements. These standards and specifications, once finalized, will be subject to interpretation by the entities designated to certify such technology. We will incur increased development costs in delivering solutions if we need to change or enhance our products and services to be in compliance with these varying and evolving standards. If our products and services are not consistent with these evolving standards, our market position and sales could be impaired and we may have to invest significantly in changes to our solutions.

Disruptions in Internet or telecommunication service or damage to our data centers could adversely affect our business by reducing our customers’ confidence in the reliability of our services and products.

Our information technologies and systems are vulnerable to damage or interruption from various causes, including acts of God and other natural disasters, war and acts of terrorism and power losses, computer systems failures, internet and telecommunications or data network failures, operator error, losses of and corruption of data and similar events. Our customers’ data, including patient health records, reside on our own servers located in the U.S., Pakistan and Sri Lanka. Although we conduct business continuity planning to protect against fires, floods, other natural disasters and general business interruptions to mitigate the adverse effects of a disruption, relocation or change in operating environment at our data centers, the situations we plan for and the amount of insurance coverage we maintain may not be adequate in any particular case. In addition, the occurrence of any of these events could result in interruptions, delays or cessations in service to our customers. Any of these events could impair or prohibit our ability to provide our services, reduce the attractiveness of our services to current or potential customers and adversely impact our financial condition and results of operations.

In addition, despite the implementation of security measures, our infrastructure, data centers, or systems that we interface with or utilize, including the internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties seeking to disrupt operations or misappropriate information or similar physical or electronic breaches of security. Any of these can cause system failure, including network, software or hardware failure, which can result in service disruptions. As a result, we may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by such breaches.

We may be subject to liability for the content we provide to our customers and their patients.

We provide content for use by healthcare providers in treating patients. This content includes, among other things, patient education materials, coding and drug databases developed by third parties, and prepopulated templates providers can use to document as visits and record patient health information. If content in the third-party databases we use is incorrect or incomplete, adverse consequences, including death, may give rise to product liability and other claims against us. A court or government agency may take the position that our delivery of health information directly, including through licensed practitioners, or delivery of information by a third-party site that a consumer accesses through our solutions, exposes us to personal injury liability, or other liability for wrongful delivery or handling of healthcare services or erroneous health information. Our liability insurance coverage may not be adequate or continue to be available on acceptable terms, if at all. A claim brought against us that is uninsured or under-insured could harm our business. Even unsuccessful claims could result in substantial costs and diversion of management resources.

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We are subject to the effect of payer and provider conduct that we cannot control and that could damage our reputation with customers and result in liability claims that increase our expenses.

We offer electronic claims submission services for which we rely on content from customers, payers, and others. While we have implemented features and safeguards designed to maximize the accuracy and completeness of claims content, these features and safeguards may not be sufficient to prevent inaccurate claims data from being submitted to payers. Should inaccurate claims data be submitted to payers, we may experience poor operational results and be subject to liability claims, which could damage our reputation with customers and result in liability claims that increase our expenses.

Failure by our clients to obtain proper permissions and waivers may result in claims against us or may limit or prevent our use of data, which could harm our business.

Our clients are obligated by applicable law to provide necessary notices and to obtain necessary permission waivers for use and disclosure of the information that we receive. If they do not obtain necessary permissions and waivers, then our use and disclosure of information that we receive from them or on their behalf may be limited or prohibited by state or federal privacy laws or other laws. This could impair our functions, processes, and databases that reflect, contain, or are based upon such data and may prevent use of such data. In addition, this could interfere with or prevent creation or use of rules, and analyses or limit other data-driven activities that benefit us. Moreover, we may be subject to claims or liability for use or disclosure of information by reason of lack of valid notice, permission, or waiver. These claims or liabilities could subject us to unexpected costs and adversely affect our operating results.

Any deficiencies in our financial reporting or internal controls could adversely affect our business and the trading price of our securities.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting.

In the future, if we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. In addition, our internal control over financial reporting would not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal controls, investors may lose confidence in the accuracy and completeness of our financial reports, which in turn could cause the price of our common stock and Series A Preferred Stock to decline. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls, it may negatively impact our business, results of operations and reputation. In addition, we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect our business.

We are a party to several related-party agreements with our founder and Executive Chairman, Mahmud Haq, which have significant contractual obligations. These agreements are reviewed by our Audit Committee on an annual basis.

Since inception, we have entered into several related-party transactions with our founder and Executive Chairman, Mahmud Haq, which subject us to significant contractual obligations. We believe these transactions reflect terms comparable to those that would be available from third parties. Our independent audit committee has reviewed these arrangements and continues to do so on an annual basis.

We depend on key information systems and third-party service providers.

We depend on key information systems to accurately and efficiently transact our business, provide information to management and prepare financial reports. These systems and services are vulnerable to interruptions or other failures resulting from, among other things, natural disasters, terrorist attacks, software, equipment or telecommunications failures, processing errors, computer viruses, other security issues or supplier defaults. Security, backup and disaster recovery measures may not be adequate or implemented properly to avoid such disruptions or failures. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, all of which could negatively affect our business and financial performance.

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Systems failures or cyberattacks and resulting interruptions in the availability of or degradation in the performance of our websites, applications, products or services could harm our business.

As cybersecurity attacks continue to evolve and increase, our information systems could also be penetrated or compromised by internal and external parties’ intent on extracting confidential information, disrupting business processes or corrupting information. Our systems may experience service interruptions or degradation due to hardware and software defects or malfunctions, computer denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, or other events. Our systems are also subject to break-ins, sabotage and intentional acts of vandalism. Some of our systems are not fully redundant and our disaster recovery planning is not sufficient for all eventualities. We have experienced and will likely continue to experience system failures, denial of service attacks and other events or conditions from time to time that interrupt the availability or reduce the speed or functionality of our websites and mobile applications. These events likely will result in loss of revenue. A prolonged interruption in the availability or reduction in the speed or other functionality of our websites and mobile applications could materially harm our business. Frequent or persistent interruptions in our services could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our sites, and could permanently harm our reputation and brands. Moreover, to the extent that any system failure or similar event results in damages to our customers or their businesses, these customers could seek significant compensation from us for their losses and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address. These risks could arise from external parties or from acts or omissions of internal or service provider personnel. Such unauthorized access could disrupt our business and could result in the loss of assets, litigation, remediation costs, damage to our reputation and failure to retain or attract customers following such an event, which could adversely affect our business.

Our telemedicine business could be adversely affected by legal challenges to our business model or by actions restricting our ability to provide the full range of our services in certain jurisdictions.

In addition to offering telemedicine, otherwise known as “telehealth”, software-as-a-service, we may eventually begin providing full-service practice management and telehealth software, pursuant to a long-term practice management agreement with one or more medical practices. Our ability to conduct telemedicine services in a particular U.S. state or non-U.S. jurisdiction is directly dependent upon the applicable laws governing remote healthcare, the practice of medicine and healthcare delivery in general in such location which are subject to changing political, regulatory and other influences. With respect to telemedicine services, state medical boards have established new rules or interpreted existing rules in a manner that may limit or restrict our ability to conduct our business as it is conducted in other states. Some of these actions may result in litigation and the suspension or modification of our telemedicine operations in certain states.

We believe we are correct in the view that our telemedicine services do not constitute the practice of medicine in any jurisdiction in which we provide them. However, the extent to which a U.S. state or non-U.S. jurisdiction considers particular actions or relationships to constitute practicing medicine is subject to change and to evolving interpretations by (in the case of U.S. states) medical boards and state attorneys general, among others, and (in the case of non-U.S. jurisdictions) the relevant regulatory and legal authorities, each with broad discretion. Accordingly, we must monitor our compliance with law in every jurisdiction in which we operate, on an ongoing basis, and we cannot provide assurance that our activities and arrangements, if challenged, will be found to be in compliance with the law. Additionally, it is possible that the laws and rules governing the practice of medicine, including remote healthcare, in one or more jurisdictions may change in a manner deleterious to our business. If a successful legal challenge or an adverse change in the relevant laws were to occur, and we were unable to adapt our business model accordingly, our operations in the affected jurisdictions would be disrupted, which could have a material adverse effect on our business, financial condition and results of operations.

The telemedicine market is relatively new and volatile, and if it does not develop, if it develops more slowly than we expect, if it encounters negative publicity or if our solution does not drive customer and patient engagement, the growth of our business will be harmed.

With respect to our telemedicine services, the telemedicine market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. Our success will depend to a substantial extent on the willingness of our customers and patients to use, and to increase the frequency and extent of their utilization of, our solution. Negative publicity concerning our solution or the telemedicine market as a whole could limit market acceptance of our solution. If our customers do not perceive the benefits of our solution, or if our solution does not drive patient engagement, then our market may not develop at all, or it may develop more slowly than we expect. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of telemedicine could limit market acceptance of our telemedicine services. If any of these events occurs, it could have a material adverse effect on our business, financial condition or results of operations.

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Rapid technological change in the telemedicine industry presents us with significant risks and challenges.

The telemedicine market is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. Our success will depend on our ability to enhance our solution with next-generation technologies and to develop or to acquire and market new services to access new consumer populations. There is no guarantee that we will possess the resources, either financial or personnel, for the research, design and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete.

Regulatory Risks

The healthcare industry is heavily regulated. Our failure to comply with regulatory requirements could create liability for us, result in adverse publicity and negatively affect our business.

The healthcare industry is heavily regulated and is constantly evolving due to the changing political, legislative, regulatory landscape and other factors. Many healthcare laws are complex, and their application to specific services and relationships may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate or address the services that we provide. Further, healthcare laws differ from state to state and it is difficult to ensure that our business, products and services comply with evolving laws in all states. By way of example, certain federal and state laws forbid billing based on referrals between individuals or entities that have various financial, ownership, or other business relationships with healthcare providers. These laws vary widely from state to state, and one of the federal laws governing these relationships, known as the Stark Law, is very complex in its application. Similarly, many states have laws forbidding physicians from practicing medicine in partnership with non-physicians, such as business corporations, as well as laws or regulations forbidding splitting of physician fees with non-physicians or others. Other federal and state laws restrict assignment of claims for reimbursement from government-funded programs, the manner in which business service companies may handle payments for such claims and the methodology under which business services companies may be compensated for such services.

The Office of Inspector General (“OIG”) of the Department of Health and Human Services (“HHS”) has a longstanding concern that percentage-based billing arrangements may increase the risk of improper billing practices. In addition, certain states have adopted laws or regulations forbidding splitting of fees with non-physicians which may be interpreted to prevent business service providers, including medical billing providers, from using a percentage-based billing arrangement. The OIG and HHS recommend that medical billing companies develop and implement comprehensive compliance programs to mitigate this risk. While we have developed and implemented a comprehensive billing compliance program that we believe is consistent with these recommendations, our failure to ensure compliance with controlling legal requirements, accurately anticipate the application of these laws and regulations to our business and contracting model, or other failure to comply with regulatory requirements, could create liability for us, result in adverse publicity and negatively affect our business.

The federal Anti-Kickback Statute (“AKS”) prohibits us from knowingly and willfully soliciting, receiving, offering or providing remuneration in exchange for referrals or recommendations for purposes of selling products or services which are paid for by federal healthcare programs such as Medicare and Medicaid. In addition, a claim including products or services resulting from a violation of AKS constitutes a violation of the federal False Claims Act (“FCA”). Due to the breadth of the FCA, AKS, and ACA’s broad prohibitions, the risk of scrutiny and prosecution by government enforcement authorities is increased. Despite the fact that certain statutory exceptions and safe harbors exist that protect certain arrangements from prosecution, these arrangements may still be subject to scrutiny by government authorities. If we are subjected to such scrutiny, it could be costly to defend ourselves and could have a potential negative impact on our ability to continue certain programs that lead to organic growth. If we are determined to have violated the FCA, we may be required to pay up to three times the actual damages sustained by the government, plus mandatory civil penalties for each separate false claim. If our operations, practices, or contractual relationships are found to be in violation of the FCA, AKS, ACA, or any other applicable state or any federal fraud and abuse laws, whether by our current practices or for the past practices of a company we acquire, we may be subject to substantial civil damages and criminal penalties and fines that could have a material adverse impact on our business.

In addition, federal and state legislatures and agencies periodically consider proposals to revise aspects of the healthcare industry or to revise or create additional statutory and regulatory requirements. For instance, the current administration may make changes to the ACA after the most recent judicial decision in December 2018, the nature and scope of which are presently unknown. Similarly, certain computer software products are regulated as medical devices under the Federal Food, Drug, and Cosmetic Act. While the Food and Drug Administration (“FDA”) has sometimes chosen to disclaim authority to, or to refrain from actively regulating certain software products which are similar to our products, this area of medical device regulation remains in flux. We expect that the FDA will continue to be active in exploring legal regimes for regulating computer software intended for use in healthcare settings. Any additional regulation can be expected to impose additional overhead costs on us and should we fail to adequately meet these legal obligations, we could face potential regulatory action. Regulatory authorities such as the Centers for Medicare and Medicaid Services may also impose functionality standards with regard to electronic prescribing technologies. If implemented, proposals like these could impact our operations, the use of our services and our ability to market new services, or could create unexpected liabilities for us. We cannot predict what changes to laws or regulations might be made in the future or how those changes could affect our business or our operating costs.

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Further, our ability to provide our telemedicine services in each state is dependent upon a state’s treatment of telemedicine and emerging technologies (such as digital health services), which are subject to changing political, regulatory and other influences. Many states have laws that limit or restrict the practice of telemedicine, such as laws that require a provider to be licensed and/or physically located in the same state where the patient is located. For example, California, Georgia, New York, Massachusetts, Oregon and Washington, D.C. are not members of the Interstate Medical Licensure Compact, which streamlines the process by which physicians licensed in one state are able to practice in other participating states. Failure to comply with these laws could result in denials of reimbursement for services (to the extent such services are billed), recoupments of prior payments, professional discipline for providers or civil or criminal penalties.

If we do not maintain the certification of our EHR solution pursuant to the HITECH Act, our business, financial condition and results of operations will be adversely affected.

The HITECH Act provides financial incentives for healthcare providers that demonstrate “meaningful use” of EHR and mandates use of health information technology systems that are certified according to technical standards developed under the supervision of the U.S. Department of Health and Human Services (“HHS”). The HITECH Act also imposes certain requirements upon governmental agencies to use, and requires healthcare providers, health plans, and insurers contracting with such agencies to use, systems that are certified according to such standards. Such standards and implementation specifications that are being developed under the HITECH Act includes named standards, architectures, and software schemes for the authentication and security of individually identifiable health information and the creation of common solutions across disparate entities.

The HITECH Act’s certification requirements affect our business because we have invested and continue to invest in conforming our products and services to these standards. HHS has developed certification programs for electronic health records and health information exchanges. Our web-based EHR solution has been certified as a complete EHR by ICSA Labs, a non-governmental, independent certifying body. We must ensure that our EHR solutions continue to be certified according to applicable HITECH Act technical standards so that our customers qualify for any “meaningful use” incentive payments and are not subject to penalties for non-compliance. Failure to maintain this certification under the HITECH Act could jeopardize our relationships with customers who are relying upon us to provide certified software, and will make our products and services less attractive to customers than the offerings of other EHR vendors who maintain certification of their products.

If a breach of our measures protecting personal data covered by HIPAA or the HITECH Act occurs, we may incur significant liabilities.

The Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and the regulations that have been issued under it contain substantial restrictions and requirements with respect to the use, collection, storage and disclosure of individuals’ protected health information. Under HIPAA, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. In February 2009, HIPAA was amended by the HITECH Act to add provisions that impose certain of HIPAA’s privacy and security requirements directly upon business associates of covered entities. Under HIPAA and the HITECH Act, our customers are covered entities and we are a business associate of our customers as a result of our contractual obligations to perform certain services for those customers. The HITECH Act transferred enforcement authority of the security rule from CMS to the Office for Civil Rights of HHS, thereby consolidating authority over the privacy and security rules under a single office within HHS. Further, HITECH empowered state attorneys’ general to enforce HIPAA.

The HITECH Act heightened enforcement of privacy and security rules, indicating that the imposition of penalties will be more common in the future and such penalties will be more severe. For example, the HITECH Act requires that the HHS fully investigate all complaints if a preliminary investigation of the facts indicates a possible violation due to “willful neglect” and imposes penalties if such neglect is found. Further, where our liability as a business associate to our customers was previously merely contractual in nature, the HITECH Act now treats the breach of duty under an agreement by a business associate to carry the same liability as if the covered entity engaged in the breach. In other words, as a business associate, we are now directly responsible for complying with HIPAA. We may find ourselves subject to increased liability as a possible liable party and we may incur increased costs as we perform our obligations to our customers under our agreements with them.

Finally, regulations also require business associates to notify covered entities, who in turn must notify affected individuals and government authorities of data security breaches involving unsecured protected health information. We have performed an assessment of the potential risks and vulnerabilities to the confidentiality, integrity and availability of electronic health information. In response to this risk analysis, we implemented and maintain physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist us in complying with applicable laws and regulations regarding the protection of this data and properly responding to any security incidents. If we knowingly breach the HITECH Act’s requirements, we could be exposed to criminal liability. A breach of our safeguards and processes could expose us to civil penalties of up to $1.5 million for each incident and the possibility of civil litigation.

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If we or our customers fail to comply with federal and state laws governing submission of false or fraudulent claims to government healthcare programs and financial relationships among healthcare providers, we or our customers may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs.

As a participant in the healthcare industry, our operations and relationships, and those of our customers, are regulated by a number of federal, state and local governmental entities. The impact of these regulations can adversely affect us even though we may not be directly regulated by specific healthcare laws and regulations. We must ensure that our products and services can be used by our customers in a manner that complies with those laws and regulations. Inability of our customers to do so could affect the marketability of our products and services or our compliance with our customer contracts, or even expose us to direct liability under the theory that we had assisted our customers in a violation of healthcare laws or regulations. A number of federal and state laws, including anti-kickback restrictions and laws prohibiting the submission of false or fraudulent claims, apply to healthcare providers and others that make, offer, seek or receive referrals or payments for products or services that may be paid for through any federal or state healthcare program and, in some instances, any private program. These laws are complex and their application to our specific services and relationships may not be clear and may be applied to our business in ways that we do not anticipate. Federal and state regulatory and law enforcement authorities have recently increased enforcement activities with respect to Medicare and Medicaid fraud and abuse regulations and other healthcare reimbursement laws and rules. From time to time, participants in the healthcare industry receive inquiries or subpoenas to produce documents in connection with government investigations. We could be required to expend significant time and resources to comply with these requests, and the attention of our management team could be diverted by these efforts. The occurrence of any of these events could give our customers the right to terminate our contracts with us and result in significant harm to our business and financial condition.

These laws and regulations may change rapidly, and it is frequently unclear how they apply to our business. Any failure of our products or services to comply with these laws and regulations could result in substantial civil or criminal liability and could, among other things, adversely affect demand for our services, invalidate all or portions of some of our contracts with our customers, require us to change or terminate some portions of our business, require us to refund portions of our revenue, cause us to be disqualified from serving customers doing business with government payers, and give our customers the right to terminate our contracts with them, any one of which could have an adverse effect on our business.

Potential healthcare reform and new regulatory requirements placed on our products and services could increase our costs, delay or prevent our introduction of new products or services, and impair the function or value of our existing products and services.

Our products and services may be significantly impacted by healthcare reform initiatives and will be subject to increasing regulatory requirements, either of which could negatively impact our business in a multitude of ways. If substantive healthcare reform or applicable regulatory requirements are adopted, we may have to change or adapt our products and services to comply. Reform or changing regulatory requirements may also render our products or services obsolete or may block us from accomplishing our work or from developing new products or services. This may in turn impose additional costs upon us to adapt to the new operating environment or to further develop or modify our products and services. Such reforms may also make introduction of new products and service more costly or more time-consuming than we currently anticipate. These changes may also prevent our introduction of new products and services or make the continuation or maintenance of our existing products and services unprofitable or impossible.

Additional regulation of the disclosure of medical information outside the United States may adversely affect our operations and may increase our costs.

Federal or state governmental authorities may impose additional data security standards or additional privacy or other restrictions on the collection, use, transmission, and other disclosures of medical information. Legislation has been proposed at various times at both the federal and the state level that would limit, forbid, or regulate the use or transmission of medical information outside of the United States. Such legislation, if adopted, may render our use of our servers in offshore offices for work related to such data impracticable or substantially more expensive. Alternative processing of such information within the United States may involve substantial delay in implementation and increased cost.

Our services present the potential for embezzlement, identity theft, or other similar illegal behavior by our employees.

Among other things, our services from time to time involve handling mail from payers and payments from patients for our customers, and this mail frequently includes original checks and credit card information and occasionally includes currency. Where requested, we deposit payments and process credit card transactions from patients on behalf of customers and then forward these payments to the customers. Even in those cases in which we do not handle original documents or mail, our services also involve the use and disclosure of personal and business information that could be used to impersonate third parties or otherwise gain access to their data or funds. The manner in which we store and use certain financial information is governed by various federal and state laws. If any of our employees takes, converts, or misuses such funds, documents, or data, we could be liable for damages, subject to regulatory actions and penalties, and our business reputation could be damaged or destroyed. In addition, we could be perceived to have facilitated or participated in illegal misappropriation of funds, documents, or data and therefore be subject to civil or criminal liability.

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Use of Proceeds

All shares of our common stock and shares of our Series A Preferred Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. Any sale of these shares presumes that the warrant holders will have exercised some or all of the warrants at an exercise price of $7.50 or $10.00 per share. We will receive proceeds from the cash exercise of the warrants which, if exercised with respect to all of the 4,250,000 shares of common stock, would result in gross proceeds of $34.4 million to us.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we plan to use the net proceeds from the cash exercise of such warrants for working capital, general corporate purposes and growth initiatives, including organic growth and potential future acquisitions. While the Company has a pipeline of acquisition targets, as is typically the case, the Company has no present arrangements or agreements for any such acquisitions.

We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments. See “Risk Factors – Risks Related to Our Acquisition Strategy” on page 16.

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Dilution

If you invest in our common stock in this offering, you will experience dilution to the extent of the difference between the price per share of our common stock you pay in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

Our pro forma net tangible book value June 30, 2020 was $23.5 million or $1.88 per share of our common stock, reflecting the issuance and sale of 1,104,000 shares of Series A Preferred Stock offered by a prospectus filed on July 20, 2020 with total net proceeds of approximately $25.6 million, after deducting underwriting fees and other offering expenses payable by us, and utilizing a portion of the net proceeds to fully repay a $9.75 million outstanding line of credit. Our pro forma net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding after giving effect to the issuances described above.

After giving effect to the issuance of the common stock to investors exercising all 4,250,000 warrants for cash at an average exercise price of $8.09 per share, our pro forma as adjusted net tangible book value as of June 30, 2020 would be approximately $57.8 million or $3.41 per share. This represents an immediate increase in net tangible book value of $1.53 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.68 per share to investors exercising the warrants at an average exercise price of $8.09 per share.

For illustrative purposes, the following table illustrates this dilution per share to investors who purchased the shares at the same price which was paid by the Selling Shareholders to exercise their warrants:

Exercise price per share		$8.09
Pro forma net tangible book value per share as of June 30, 2020	$1.88
Increase per share attributable to new investors	1.53
Pro forma as adjusted net tangible book value per share after this offering		$3.41
Dilution in net tangible book value per share to new investors		$4.68

The table above is based on 12,454,691 shares of common stock outstanding as of June 30, 2020, and excludes, as of such date:

●	245,522 shares of common stock issued under our Equity Incentive Plan subsequent to that date;

●	533,050 shares of common stock reserved for issuance pursuant to unvested grants under our Equity Incentive Plan;

●	1,733,756 shares of common stock reserved for future issuance under our Equity Incentive Plan; and

●	4,603,489 shares of common stock underlying existing warrants.

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Selling Stockholders

The shares of our common stock being offered by the selling stockholders are those issuable to the selling stockholders upon the exercise of 2,000,000 warrants we issued on January 8, 2020 in connection with the acquisition of CareCloud and 2,250,000 warrants we issued on July 16, 2020 in connection with the acquisition of Meridian. The shares of our Series A Preferred Stock being offered by the selling stockholders were also issued in connection with the acquisitions of Meridian and CareCloud. This prospectus generally covers the resale of the shares of common stock issuable upon the exercise of these warrants and the Series A Preferred Stock. The selling stockholders may resell, from time to time, all, some or none of the shares of our common stock and our Series A Preferred Stock covered by this prospectus, as provided in this prospectus under “Plan of Distribution.” However, we do not know when or in what amount the selling stockholders may offer their shares for sale under this prospectus, if any.

The following tables set forth, with respect to the selling stockholders, the names and addresses of the selling stockholders, the number of shares beneficially owned by each selling stockholder and the number of shares to be offered by each selling stockholder pursuant to this prospectus. The tables also provide information regarding the beneficial ownership of our common stock and Series A Preferred Stock with respect to each selling stockholder, as adjusted to reflect the assumed sale of all of the shares of common stock and Series A Preferred Stock offered under this prospectus by each selling stockholder. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. In computing the number of shares of our common stock and Series A Preferred Stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding any shares of our common stock and Series A Preferred Stock that such person has the right to acquire within 60 days of the date of this prospectus. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as shown in the following table has been determined in accordance with the rules of the SEC.

As of August 19, 2020 there were 12,700,213 shares of our common stock outstanding and 5,468,720 shares of our Series A Preferred Stock outstanding.

Name and Address of Selling Stockholder	Common Shares Beneficially Owned Prior to This Offering		Number of Shares Underlying Warrants Offered Hereby (1)	Common Shares Beneficially Owned After This Offering
	Number (1)	Percentage		Number	Percentage
Runway Growth Credit Fund Inc. (2) 205 N Michigan Ave., Suite #4200 Chicago Il, 60601	2,000,000	11.8%	2,000,000	0	0%

Midcap Funding XLVII Trust (3) 7255 Woodmont Ave, Suite 300 Bethesda, MD 20814	1,430,651	8.4%	1,430,651	0	0%

Apollo Credit Funds ICAV, (4) an Umbrella Irish Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Apollo Helius Multi-Credit Fund I c/o Joseph D. Glatt 9 West 57th Street, 37th Floor New York, NY 10019	369,349	2.2%	369,349	0	0%

GMM II Holdings, LLC (5) c/o The Gores Group, LLC 9800 Wilshire Boulevard Beverly Hills, CA 90212	250,000	1.5%	250,000	0	0%

Terence Leahy (6) 44 Chestnut Street Charlestown, MA 02129	94,339	.56%	94,339	0	0%

David Kralic (7) 49 Castle Rock Lane Bolton, CT 06043	47,170	.28%	47,170	0	0%

Alan Paperny (8) 94 Brentwood Drive Glastonbury, CT 06033	28,302	.17%	28,302	0	0%

David Jones (9) 16 Millgate Road Kingston, MA 02364	14,151	.083%	14,151	0	0%

Charles Panicker (10) 3615 University Park LN Irving, TX 75062	9,434	.056%	9,434	0	0%

Claudia Maiorana (11) 1539 Bakerstown Road Tarentum, PA 15084	6,604	.039%	6,604	0	0%
Total of Selling Shareholders:	4,250,000	25.1%	4,250,000	0	0%

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Name and Address of Selling Stockholder	Series A Preferred Shares Beneficially Owned Prior to This Offering		Series A Preferred Shares Offered Hereby	Series A Preferred Shares Beneficially Owned After This Offering
	Number	Percentage		Number	Percentage
Runway Growth Credit Fund Inc. (2) 205 N Michigan Ave., Suite #4200 Chicago Il, 60601	760,000	14.0%	760,000	0	0%

Midcap Funding XLVII Trust (3) 7255 Woodmont Ave, Suite 300 Bethesda, MD 20814	151,013	2.8%	151,013	0	0%

Apollo Credit Funds ICAV,(4) an Umbrella Irish Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Apollo Helius Multi-Credit Fund I c/o Joseph D. Glatt 9 West 57th Street, 37th Floor New York, NY 10019	38,987	.72%	38,987	0	0%

Terence Leahy (6) 44 Chestnut Street Charlestown, MA 02129	4,878	.090%	4,878	0	0%

David Kralic (7) 49 Castle Rock Lane Bolton, CT 06043	2,439	.045%	2,439	0	0%

Alan Paperny (8) 94 Brontwood Drive Glastonbury, CT 06033	1,463	.027%	1,463	0	0%

David Jones (9) 16 Millgate Road Kingston, MA 02364	732	.013%	732	0	0%

Charles Panicker (10) 3615 University Park LN Irving, TX 75062	488	.009%	488	0	0%
Total of Selling Shareholders:	960,000	17.7%	960,000	0	0%

(1)	Represents shares of common stock issuable if the Warrants are exercised in full. The managers of each entity selling stockholder have shared voting and investment power over these securities.

(2)	R. David Spreng (“Mr. Spreng”), the Chief Executive Officer, President and Chief Investment Officer, and Thomas B. Raterman (“Mr. Raterman”), the Chief Financial Officer, of Runway Growth Capital LLC, the external investment adviser of Runway Growth Credit Fund Inc. (“Runway”), have shared voting control and investment discretion over the securities reported herein that are held by Runway. As a result, each of Mr. Spreng and Mr. Raterman may be deemed to have beneficial ownership of the securities reported herein that are held by Runway. Runway acquired the Series A Preferred Shares and the Warrants as partial consideration for the purchase of CareCloud, and at the time of its acquisition of the Series A Preferred Shares and the Warrants described herein, Runway did not have any arrangements or understandings with any person to distribute such securities.

(3)	Howard Widra (“Mr. Widra”), the manager of Midcap Funding XLVII Trust (“Midcap”), has voting control and investment discretion over the securities reported herein that are held by Midcap. As a result, Mr. Widra may be deemed to have beneficial ownership of the securities reported herein that are held by Midcap. Midcap acquired the Series A Preferred Shares and the Warrants as partial consideration for the purchase of Meridian, and at the time of its acquisition of the Series A Preferred Shares and the Warrants described herein, Midcap did not have any arrangements or understandings with any person to distribute such securities.

(4)	Joseph D. Glatt (“Mr. Glatt”) is the Vice President and Secretary of ACF Europe Management, LLC, the delegated portfolio manager of Apollo Credit Funds ICAV (“Apollo ICAV”), an Umbrella Irish Collective Asset Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Apollo Helius Multi-Credit Fund I (the “Apollo Fund”), which has voting control and investment discretion over the securities reported herein that are held by the Apollo Fund. As a result, Mr. Glatt has the authority to sign on behalf of the delegated portfolio manager of Apollo ICAV including in respect of the securities reported herein that are held by the Apollo Fund. The Apollo Fund acquired the Series A Preferred Shares and the Warrants as partial consideration for the purchase of Meridian, and at the time of its acquisition of the Series A Preferred Shares and the Warrants described herein, the Apollo Fund did not have any arrangements or understandings with any person to distribute such securities. Apollo ICAV is an affiliate of Apollo Global Securities, LLC, an SEC registered broker-dealer and a member of the Financial Industry Regulatory Authority.

(5)	Alec E. Gores (“Mr. Gores”), the manager of GMM II Holdings, LLC (“GMM II”), has voting control and investment discretion over the securities reported herein that are held by GMM II. As a result, Mr. Gores may be deemed to have beneficial ownership of the securities reported herein that are held by GMM II. GMM II acquired the Warrants as partial consideration for the purchase of Meridian from GMM II, and at the time of its acquisition of the Warrants described herein, GMM II did not have any arrangements or understandings with any person to distribute such securities.

(6)	Terence Leahy was the former Chief Executive Officer of Meridian Medical Management and is currently a consultant to MTBC, Inc.

(7)	David Kralic was the former Chief Financial Officer of Meridian Medical Management and is currently EVP of Meridian, a wholly-owned subsidiary of MTBC. Inc.

(8)	Alan Paperny was the former EVP and General Counsel of Meridian Medical Management.

(9)	David Jones was, and still is, the Chief Information Officer of Meridian Medical Management.

(10)	Charles Panicker was the former SVP of Operations and SVP of Customer Success of Meridian Medical Management.

(11)	Claudia Maiorana was, and still is, the SVP of Customer Success of Meridian Medical Management.

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Capitalization

Set forth below is our cash and capitalization as of June 30, 2020:

●	on an actual basis;

●	on a pro forma basis, reflecting the issuance and sale of 1,104,000 shares of Series A Preferred Stock offered by a prospectus filed on July 20, 2020 with total net proceeds of approximately $25.6 million, after deducting underwriting fees and other offering expenses payable by us, and utilizing a portion of the net proceeds to fully repay a $9.75 million outstanding line of credit; and

●	on a pro forma as adjusted basis, reflecting the issuance of 4,250,000 shares of common stock offered by this prospectus, as a result of exercising 4,250,000 warrants at an average exercise price of $8.09 per share, assuming net proceeds to us of approximately $34.3 million, after deducting estimated offering expenses payable by us.

The information below should be read in conjunction with our consolidated financial statements for the six months ended June 30, 2020 and with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which are included in our Form 10-Q for the six months ended June 30, 2020 and incorporated by reference in this prospectus.

	As of June 30, 2020
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share data)
Cash	$12,532	$28,382	$62,728
Debt, current portion	$129	$129	$129
Long-term debt, net of current portion	9,804	54	54
Total debt	9,933	183	183
Shareholders’ equity
Preferred stock, $0.001 par value, authorized 7,000,000 shares; issued and outstanding, 4,360,998 shares actual, 5,464,998 pro forma and as adjusted	4	5	5
Common stock, $0.001 par value - authorized, 29,000,000 shares; issued, 13,195,490 shares actual and pro forma and 17,691,012 as adjusted; outstanding, 12,454,691 shares actual and pro forma and 16,950,213 as adjusted	13	13	18
Additional paid-in capital	113,798	139,397	173,739
Accumulated deficit	(32,370)	(32,370)	(32,370)
Accumulated other comprehensive loss	(1,417)	(1,417)	(1,417)
Less: 740,799 common shares held in treasury, at cost	(662)	(662)	(662)
Total shareholders’ equity	79,366	104,966	139,313
Total capitalization	$89,299	$105,149	$139,496

The table above is based on 12,454,691 shares of common stock outstanding as of June 30, 2020, and excludes, as of such date:

●	245,522 shares of common stock issued under our Equity Incentive Plan subsequent to that date;

●	533,050 shares of common stock reserved for issuance pursuant to unvested grants under our Equity Incentive Plan;

●	1,733,756 shares of common stock reserved for future issuance under our Equity Incentive Plan; and

●	4,603,489 shares of common stock underlying existing warrants.

The table above is based on 4,360,998 shares of Series A Preferred Stock outstanding as of June 30, 2020, and excludes, as of such date:

●	44,000 shares of Series A Preferred Stock reserved for issuance pursuant to grants under our Equity Incentive Plan; and

●	380,354 shares of Series A Preferred Stock reserved for future issuance under our Equity Incentive Plan.

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Unaudited Pro Forma Condensed Combined Financial Information

We prepared the following unaudited pro forma condensed combined financial statements based on the historical consolidated financial statements of MTBC, Inc. (“MTBC” or the “Company”) as adjusted to give effect to the following transactions (the “Transactions”):

●	Our acquisition of Meridian Billing Management Co. and Origin Holdings, Inc. (collectively, “Meridian”), which consists of all of the assets and liabilities of Meridian with an effective date of June 16, 2020;

●	Our acquisition of CareCloud Corporation (“CareCloud”), which consists of all of the assets and liabilities of CareCloud with an effective date of January 8, 2020; and

●	Our acquisition of Etransmedia Technology, Inc., and its wholly owned subsidiaries, (“ETM”), which consists of substantially all of the assets and the assumption of certain liabilities of ETM with an effective date of April 1, 2019.

Meridian, CareCloud and ETM are collectively referred to as the “Acquired Companies.”

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020 give effect to the Transactions as if each of them had occurred on January 1, 2019.

The pro forma condensed combined statements of operations include adjustments for our acquisitions under Article 11 of Regulation S-X. The results of the Transactions are shown for the periods prior to the acquisition of the Acquired Companies by MTBC.

We determined that the Transactions each involved the acquisition of a business, and considering the guidance in Rule 11-01(d) of Regulation S-X, met the significance test of Rule 8-04 of Regulation S-X.

We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed combined financial statements. In many cases, we based these assumptions on estimates. The actual adjustments to our audited consolidated financial statements will depend upon a number of factors. Accordingly, the actual adjustments that will appear in our consolidated financial statements will differ from these pro forma adjustments, and those differences may be material.

We account for our acquisitions using the acquisition method of accounting for business combinations under generally accepted accounting principles used in the United States (“GAAP”), with MTBC being considered the acquiring entity. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, net of liabilities, based on their estimated fair values as of the acquisition date.

We provide these unaudited pro forma condensed combined financial statements for informational purposes only. These unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor do they purport to project our consolidated results of operations or financial condition for any future period or future date.

37

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

		January 1, 2019 to		MTBC +
		March 31, 2019		Previously Acquired		Pro Forma		Pro Forma
	MTBC	ETM	CareCloud	Subtotal	Meridian	Adjustments		Combined
	(in thousands, except per share data)
Net revenue	$64,439	$2,067	$33,354	$99,860	$50,832	$-		$150,692
Operating expenses:
Direct operating costs	41,186	2,716	21,169	65,071	35,180	-		100,251
Selling and marketing	1,522	-	6,782	8,304	1,322	-		9,626
General and administrative	17,912	1,141	6,501	25,554	6,465	(732)	(1)	31,287
Research and development	871	-	13,733	14,604	291	-		14,895
Change in contingent consideration	(344)	-	-	(344)	-	-		(344)
Depreciation and amortization	3,006	20	3,208	6,234	6,880	(741)	(2)	12,373
Restructuring and impairment charges	219	-	-	219	4,195	-		4,414
Total operating expenses	64,372	3,877	51,393	119,642	54,333	(1,473)		172,502

Operating income (loss)	67	(1,810)	(18,039)	(19,782)	(3,501)	1,473		(21,810)

Interest expense - net	(121)	-	(4,212)	(4,333)	(2,544)	6,756	(3)	(121)
Other (expense) income - net	(625)	-	558	(67)	(83)	-		(150)
Loss before income taxes	(679)	(1,810)	(21,693)	(24,182)	(6,128)	8,229		(22,081)
Income tax provision	193	2	16	211	159	-	(4)	370
Net (loss) income	$(872)	$(1,812)	$(21,709)	$(24,393)	$(6,287)	$8,229		$(22,451)

Preferred stock dividend	6,386	-	-	6,386	-	2,640	(3)	9,026
Net loss attributable to common shareholders	$(7,258)	$(1,812)	$(21,709)	$(30,779)	$(6,287)	$5,589		$(31,477)

Weighted-average common shares outstanding:
Basic and diluted	12,088							12,088
Loss per share:
Basic and diluted	$(0.60)							$(2.60)

38

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

		January 1 to	MTBC + Previously	January 1 to June 16,
		8, 2020	Acquired	2020	Pro Forma		Pro Forma
	MTBC	CareCloud	Subtotal	Meridian	Adjustments		Combined
	(in thousands, except per share data)
Net revenue	$41,446	$618	$42,064	$17,590	$-		$59,654
Operating expenses:
Direct operating costs	26,123	343	26,466	13,891	-		40,357
Selling and marketing	3,206	108	3,314	406	-		3,720
General and administrative	10,986	148	11,134	2,438	(669)	(1)	12,903
Research and development	4,479	196	4,675	99	-		4,774
Depreciation and amortization	3,738	124	3,862	3,287	(2,575)	(2)	4,574
Restructuring and impairment charges	361	-	361	1,398	-		1,759
Total operating expenses	48,893	919	49,812	21,519	(3,244)		68,087

Operating (loss) income	(7,447)	(301)	(7,748)	(3,929)	3,244		(8,433)

Interest expense - net	(222)	-	(222)	(995)	995	(3)	(222)
Other income (expense) - net	331	(1)	330	(392)	-		(62)
(Loss) income before income taxes	(7,338)	(302)	(7,640)	(5,316)	4,239		(8,717)
Income tax provision	(44)	-	(44)	34	-	(4)	(10)
Net (loss) income	$(7,294)	$(302)	$(7,596)	$(5,350)	$4,239		$(8,707)

Preferred stock dividend	5,920	-	5,920	-	229	(3)	6,149
Net loss attributable to common shareholders	$(13,214)	$(302)	$(13,516)	$(5,350)	$4,010		$(14,856)

Weighted-average common shares outstanding:
Basic and diluted	12,353						12,353
Loss per share
Basic and diluted	$(1.07)						$(1.20)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 16, 2020, MTBC entered into a Stock Purchase Agreement (“SPA”) with Meridian and GMM II Holdings, LLC, a Delaware limited liability company (the “Seller”), pursuant to which MTBC purchased all of the issued and outstanding capital stock of Meridian from the Seller for total consideration of $15 million in cash, 200,000 shares of the Company’s 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Preferred Stock”) plus warrants to purchase 2,250,000 shares of the Company’s common stock, with an exercise price per share of $7.50 and a term of two years. The Company also assumed Meridian’s negative net working capital and certain long-term lease liabilities where the leased space is either not being utilized or will be vacated shortly, with an aggregate value of approximately $4.8 million.

The cash consideration was used to repay Meridian’s indebtedness (other than the aforementioned leases) and transaction expenses. A portion of the preferred stock consideration was held back and released by the Company after satisfaction of certain specified obligations of Meridian.

On January 8, 2020, MTBC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CareCloud, MTBC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Runway Growth Credit Fund Inc. (“Runway”), solely in its capacity as a seller representative, pursuant to which Merger Sub merged with and into CareCloud (the “Merger”), with CareCloud surviving as a wholly-owned subsidiary of the Company. The Merger became effective simultaneously with the execution of the Merger Agreement.

The total consideration for the Merger paid at closing was $11.9 million in cash, the assumption of a working capital deficiency of approximately $5.1 million and 760,000 shares of the Company’s Preferred Stock. The Merger Agreement provides that if CareCloud’s 2020 revenues exceed $36 million, there will be an earn-out payment to the seller equal to such excess, up to $3 million. Additional consideration included warrants to purchase 2,000,000 shares of the Company’s common stock, 1,000,000 of which have an exercise price per share of $7.50 and a term of two years, and the other 1,000,000 warrants have an exercise price per share of $10.00 and a term of three years.

In April 2019, MTBC-Med, Inc., (“MED”), a newly-created Delaware corporation and a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (“APA”) with Formativ Health, Inc. (“FHI”) to acquire substantially all of the assets of Etransmedia Technology, Inc., and its wholly owned subsidiaries, (collectively, “ETM”). The agreement for sale was signed on April 3, 2019, with the transaction being effective as of April 1, 2019. Pursuant to the APA and subject to the conditions set forth therein, MED paid $1.6 million in cash and assumed certain liabilities in connection with the acquisition.

The audited 2019 and 2018 combined financial statements of Meridian were prepared under GAAP. Revenue recognition was determined under ASC 606 for the year ended December 31, 2019 and the six months ended June 30, 2020. The accounting for leases was determined under ASC 842 for the six months ended June 30, 2020. For the year ended December 31, 2019, Meridian accounted for its leases under ASC 840.

NOTES:

(1)	Expenses Directly Attributable to the Transactions — The following are non-recurring transaction expenses for professional and other fees incurred by the Company during the year ended December 31, 2019 and the six months ended June 30, 2020 associated with the Transactions. Such expenses were not considered in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the six months ended June 30, 2020.

Non-recurring transaction expenses associated with the Acquired Businesses

	MTBC	ETM	CareCloud	Meridian	Pro Forma Adjustments
	(in thousands)
Year ended December 31, 2019	$337	$-	$395	$-	$732
Six months ended June 30, 2020	562	-	-	107	669

(2)	Amortization of Purchased Intangible Assets — We amortize intangible assets over their estimated useful lives. We based the estimated useful lives of acquired intangible assets on the amount and timing in which we expect to receive an economic benefit. We typically assign these intangible assets a useful life of between 3-4 years based upon a number of factors, including contractual agreements and economic factors pertaining to the combined companies.

The estimates of fair value and weighted-average useful lives could be impacted by a variety of factors including legal, regulatory, contractual, competitive, economic or other factors. Increased knowledge about these factors could result in a change to the estimated fair value of these intangible assets and/or the weighted-average useful lives from what we have assumed in these unaudited pro forma condensed combined financial statements. In addition, the combined effect of any such changes could result in a significant increase or decrease to the related amortization expense estimates.

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The amortization of intangible assets of our acquisitions, shown below, assumes that the assets were acquired on January 1, 2019.

Amortization expense for the year ended December 31, 2019

	ETM	CareCloud	Meridian	Total Expense
	(in thousands)
Pro forma amortization expense	$70	$3,466	$5,059	$8,595
As recorded in the historical financial statements	3	2,913	6,420	9,336
Pro forma adjustment	$67	$553	$(1,361)	$(741)

Amortization expense for the six months ended June 30, 2020

	ETM	CareCloud	Meridian	Total Expense
	(in thousands)
Pro forma amortization expense	$116	$1,215	$1,759	$3,090
As recorded in the historical financial statements	132	1,936	3,597	5,665
Pro forma adjustment	$(16)	$(721)	$(1,838)	$(2,575)

There was no adjustment for depreciation or amortization not related to purchased intangible assets.

(3)	Interest and Dividends— The interest expense incurred by Meridian and CareCloud of approximately $2.5 million and $4.2 million, respectively for the year ended December 31, 2019 and the interest expense incurred by Meridian for the six months ended June 30, 2020 of approximately $995,000 has been eliminated to reflect the full payment of outstanding debt balances as of the acquisition date. Dividends of approximately $2.6 million and $229,000, respectively have been included for year ended December 31, 2019 and the six months ended June 30, 2020 as an adjustment to reflect the amounts that would have been recorded as a result of the issuance of the Company’s Preferred Stock as part of the consideration for the acquisition.

(4)	Benefit for Income Tax — The income tax effects reflected in the pro forma adjustments are based on an estimated Federal statutory rate of 21% for the year ended December 31, 2019 and the six months ended June 30, 2020. We did not record a benefit for income taxes for the year ended December 31, 2019 and the six months ended June 30, 2020, in the unaudited pro forma condensed combined statement of operations since the Company has a valuation allowance recorded against its Federal and state deferred tax assets as of December 31, 2019 and June 30, 2020.

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Supplemental Information

For Meridian, CareCloud and ETM, we identified revenue from customers who cancelled their contracts prior to MTBC’s acquisition of such customers’ contracts. Such revenue is included in the pro forma condensed combined statement of operations, even though MTBC will not generate revenues from those customers.

Estimated revenue from customers who cancelled prior to our acquisition

	ETM	CareCloud	Meridian	Total
	(in thousands)
Year ended December 31, 2019	$213	$754	$8,816	$9,783
Six months ended June 30, 2020	-	-	1,187	1,187

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making surrounding pro forma operations, we supplement our condensed combined financial statements presented on a basis consistent with GAAP, with adjusted EBITDA, a non-GAAP financial measure of earnings. Adjusted EBITDA represents the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, integration and transaction costs, restructuring and impairment charges and changes in contingent consideration. Our management uses adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of our business model. We use this non-GAAP financial measure to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measure that is derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations which include large non-cash amortization of intangibles assets from acquisitions. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following tables contain a reconciliation of GAAP net loss to adjusted EBITDA for the year ended December 31, 2019 and the six months ended June 30, 2020:

Reconciliation of GAAP net loss for the year ended

December 31, 2019 to Adjusted EBITDA

				Previously
				Acquired		Pro Forma	Pro Forma
	MTBC	ETM	CareCloud	Subtotal	Meridian	Adjustments	Combined
	(in thousands)
Net revenue	$64,439	$2,067	$33,354	$99,860	$50,832	$-	$150,692

GAAP net loss	$(872)	$(1,812)	$(21,709)	$(24,393)	$(6,287)	$8,229	$(22,451)

Provision for income taxes	193	2	16	211	159	-	370
Net interest expense	121	-	4,212	4,333	2,544	(6,756)	121
Foreign exchange / other expense	827	-	-	827	-	-	827
Stock-based compensation expense	3,215	-	-	3,215	-	-	3,215
Depreciation and amortization	3,006	20	3,208	6,234	6,880	(741)	12,373
Integration and transaction costs (1)	1,736	-	-	1,736	-	(732)	1,004
Restructuring and impairment charges (2)	219	-	-	219	4,195	-	4,414
Change in contingent consideration	(344)	-	-	(344)	-	-	(344)
Adjusted EBITDA	$8,101	$(1,790)	$(14,273)	$(7,962)	$7,491	$-	$(471)

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Reconciliation of GAAP net loss for the six months ended

June 30, 2020 to Adjusted EBITDA

($000)

			MTBC +
		January 1 to 8,	Previously
		2020	Acquired		Pro Forma	Pro Forma
	MTBC	CareCloud	Subtotal	Meridian	Adjustments	Combined
	(in thousands)
Net revenue	$41,446	$618	$42,064	$17,590	$-	$59,654

GAAP net loss	$(7,294)	$(302)	$(7,596)	$(5,350)	$4,239	$(8,707)

Provision for income taxes	(44)	-	(44)	34	-	(10)
Net interest expense	222	-	222	995	(995)	222
Foreign exchange / other expense	(313)	-	(313)	-	-	(313)
Stock-based compensation expense	3,188	-	3,188	-	-	3,188
Depreciation and amortization	3,738	124	3,862	3,287	(2,575)	4,574
Integration and transaction costs (1)	1,100	-	1,100	107	(669)	538
Restructuring, impairment and unoccupied lease charges (2)	361	-	361	1,398	-	1,759
Adjusted EBITDA	$958	$(178)	$780	$471	$-	$1,251

(1)	The integration and transactions costs for MTBC include severance amounts paid to employees from acquired businesses, transactions costs, such as brokerage fees, pre-acquisition accounting costs and legal fees and exit costs related to contractual agreements.

(2)	The Company’s restructuring charges represent the remaining lease costs for a facility no longer used as the employees were transferred to another facility. The Company’s impairment charges represent charges recorded for a leased facility no longer being used. Meridian’s restructuring and impairment charges represent facility abandonment costs, legal and other expenses related to the reorganization of their operations.

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Market Price and Dividends

Our common stock is traded under the symbol “MTBC” on the Nasdaq Global Market.

The following table sets forth the high and low sales prices of the common stock on the Nasdaq Global Market.

	High	Low
2020
First Quarter	$7.75	$3.76
Second Quarter	$9.09	$4.82
Third Quarter *	$13.40	$8.26
2019
First Quarter	$4.85	$3.61
Second Quarter	$5.50	$4.34
Third Quarter	$5.09	$3.71
Fourth Quarter	$4.42	$3.25
2018
First Quarter	$4.69	$2.55
Second Quarter	$4.23	$3.21
Third Quarter	$5.45	$3.58
Fourth Quarter	$5.65	$3.25
2017
First Quarter	$0.93	$0.58
Second Quarter	$3.84	$0.29
Third Quarter	$2.39	$1.08
Fourth Quarter	$5.44	$1.45
2016
First Quarter	$1.26	$0.68
Second Quarter	$1.17	$0.82
Third Quarter	$1.33	$0.72
Fourth Quarter	$1.07	$0.73
2015
First Quarter	$3.22	$1.96
Second Quarter	$2.31	$1.66
Third Quarter	$2.50	$1.38
Fourth Quarter	$2.35	$1.08
2014
Third Quarter	$5.00	$3.00
Fourth Quarter	$3.64	$2.02

* Through and including August 19, 2020, on which date the last closing sale price reported on the Nasdaq Global Market for our common stock was $10.63 per share.

Dividends

We have not declared nor paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

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Series A Preferred Stock

The Series A Preferred Stock is listed on the Nasdaq Global Market under the symbol “MTBCP.”

The following table sets forth the high and low sales prices per share of the Series A Preferred Stock on the Nasdaq Global Market, and the quarterly cash dividends per share of Series A Preferred Stock declared, in each case for the periods indicated.

	High	Low	Dividends
2020
First Quarter	$27.99	$12.60	$0.6875
Second Quarter	$26.50	$21.50	$0.6875
Third Quarter *	$26.40	$24.80	$0.6875
2019
First Quarter	$27.26	$25.25	$0.6875
Second Quarter	$28.21	$26.69	$0.6875
Third Quarter	$28.13	$26.31	$0.6875
Fourth Quarter	$27.01	$25.96	$0.6875
2018
First Quarter	$26.47	$24.87	$0.6875
Second Quarter	$25.85	$22.21	$0.6875
Third Quarter	$27.99	$25.50	$0.6875
Fourth Quarter	$28.29	$24.65	$0.6875
2017
First Quarter	$25.70	$25.00	$0.6875
Second Quarter	$27.80	$22.90	$0.6875
Third Quarter	$27.30	$24.05	$0.6875
Fourth Quarter	$26.00	$24.67	$0.6875
2016
First Quarter	$25.00	$24.37	$0.6875
Second Quarter	$40.03	$23.46	$0.6875
Third Quarter	$30.27	$24.29	$0.6875
Fourth Quarter	$27.25	$24.75	$0.6875
2015
Fourth Quarter	$31.76	$24.85	$0.4354

* Through and including August 19, 2020, on which date the last closing sale price reported on the Nasdaq Global Market for the Series A Preferred Stock was $25.92 per share.

The Series A Preferred Stock was first issued in the Fourth Quarter of 2015.

Holders of Record

According to our transfer agent, as of August 6, 2020 we had approximately 5,300 common stockholders of record, and approximately 5,500 Series A Preferred stockholders of record. Our stock transfer agent is VStock Transfer, LLC. The principal business address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598.

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Description of our Capital Stock

General

The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, copies of which have been incorporated by reference or filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, and amended and restated bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 29,000,000 shares of common stock, $0.001 par value per share, and 7,000,000 shares of preferred stock, $0.001 par value per share, of which 6,750,000 have been designated Series A Preferred Stock.

As of August 19, 2020, there were 12,700,213 shares of our common stock outstanding, 740,799 shares of Treasury Stock, 500,839 shares of our common stock reserved for issuance pursuant to current grants under our Equity Incentive Plan, and an additional 1,712,920 shares of our common stock reserved for issuance for future grants under the Equity Incentive Plan. There were 5,468,720 shares of Series A Preferred Stock outstanding, 44,000 shares of our Series A Preferred Stock reserved for issuance pursuant to current grants under our Equity Incentive Plan and 376,632 shares of Series A Preferred Stock reserved for issuance for future grants under the Equity Incentive Plan.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The directors will be elected by a plurality of the outstanding shares entitled to vote on the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into two classes, with staggered two year terms, as set forth in more detail under the subsection titled “Classified Board” below.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

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Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We have the right to redeem the Series A Preferred Stock at any time from and after November 4, 2020 for a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. We are not required to set aside funds to redeem the Series A Preferred Stock.

Dividend Rights

Holders of shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month. Dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. Any redemption of the Series A Preferred Stock by us will require payment of any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law. Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two and the holders of Series A Preferred Stock will be entitled to vote for the election of those two additional directors.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any of our other securities.

No Preemptive or Similar Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation, certificate of designations of the Series A Preferred Stock, or our amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine, in each such case, subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable, in which case we may incur additional costs associated with resolving such action in other jurisdictions.

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Anti-Takeover Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board is classified into two classes of directors with staggered two year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting. The directors shall be elected by a plurality of the outstanding shares entitled to vote on the election of directors.

●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause and with the affirmative vote of 50.1% of the outstanding shares entitled to cast their vote for the election of directors.

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 7,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our Series A Preferred Stock has been and is being issued under this authority. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

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Description of the Series A Preferred Stock

The description of certain terms of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) in this prospectus and the accompanying prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Series A Preferred Stock, as amended, our amended and restated bylaws and Delaware corporate law. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

General

Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 7,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our shareholders. As of August 19, 2020, we had 5,468,720 shares of the Series A Preferred Stock issued and outstanding, and an additional 1,281,280 authorized but unissued shares of Series A Preferred Stock. Assuming all of the shares of Series A Preferred Stock offered hereunder are issued, including the exercise of the underwriters’ option to purchase additional shares, we will have available for issuance 1,281,280 shares of Series A Preferred Stock and an additional 250,000 shares authorized but undesignated and unissued shares of preferred stock. The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of our underwriting agreement, will be fully paid and non-assessable. Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is VStock Transfer, LLC. The principal business address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Series A Preferred Stock trades on the Nasdaq Global Market under the symbol “MTBCP.”

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. On or after November 4, 2020, we will have the right to redeem the Series A Preferred Stock. We also have the right to redeem the Series A Preferred Stock upon a change of control. A description of these redemption rights is described in the section entitled “Redemption” below. We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

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(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 11% of the $25.00 per share liquidation preference per annum (equivalent to $2.75 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends on the Series A Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series A Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

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Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A Preferred Stock is not redeemable by us prior to November 4, 2020, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after November 4, 2020, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mahmud Haq, the chairman of our board of directors and our principal shareholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Haq or any member of his immediate family, any beneficiary of the estate of Mr. Haq, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;

●	the number of shares of Series A Preferred Stock to be redeemed;

●	the redemption price;

●	the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;

●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

●	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

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Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote. In instances described below where holders of Series A Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) under these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

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So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our amended and restated certificate of incorporation and bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors.

Book-Entry Procedures

Depository Trust Company (“DTC”) acts as the securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

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Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the common stock and the Series A Preferred Stock offered by this prospectus. This discussion only applies to purchasers who purchase and hold the common stock and/or the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the common stock and/or the Series A Preferred Stock in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the common stock and/or the Series A Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the common stock and/or the Series A Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the common stock or the Series A Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the common stock and/or the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the common stock and/or the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the common stock and/or the Series A Preferred Stock.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the common stock and/or the Series A Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of common stock and/or Series A Preferred Stock and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;

-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. We do not anticipate making any distributions on our common stock following the completion of this offering. However, if distributions are made with respect to the common stock and/or the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. We do not, however, currently have significant current or accumulated earnings and profits. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the common stock and/or the Series A Preferred Stock (as applicable) on a share-by-share basis, and the excess will be treated as gain from the disposition of the common stock and/or the Series A Preferred Stock (as applicable), the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Common Stock And Series A Preferred Stock, Including Redemptions of Series A Preferred Stock.”

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Under current law, dividends received by individual holders of the common stock and/or the Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be taken into account as an offset against investment expenses in determining the individual shareholder’s investment interest expense deduction. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to common stock and/or the Series A Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the common stock and/or the Series A Preferred Stock becomes ex-dividend (or, in the case the Series A Preferred Stock where the dividend is attributable to a period or periods in excess of 366 days, the Series A Preferred Stock is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series A Preferred Stock becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate shareholders of the common stock and/or the Series A Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the common stock or the Series A Preferred Stock. If a corporate shareholder receives a dividend on the common stock and/or the Series A Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the common stock and/or the Series A Preferred Stock (as applicable) by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis in the common stock and/or the Series A Preferred Stock (as applicable), any excess will be taxed as gain as if such shareholder had disposed of the common stock and/or the Series A Preferred Stock (as applicable) in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the common stock and/or the Series A Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the common stock and/or the Series A Preferred Stock.

Constructive Distributions on Series A Preferred Stock. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of certain principles applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

We have the right to call the Series A Preferred Stock for redemption on or after November 4, 2020 (the “call option”), and have the option to redeem the Series A Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series A Preferred Stock is sold.

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A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series A Preferred Stock should be considered de-minimis if such premium is less than .0025 of the Series A Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series A Preferred Stock is unclear, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock. Upon any sale, exchange, redemption (with respect to the Series A Preferred Stock and except as discussed below) or other disposition of the common stock and/or the Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the common stock and/or the Series A Preferred Stock (as applicable). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock and/or the Series A Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series A Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series A Preferred Stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, which will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” A payment made in redemption of Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and our common stock that the U.S. holder actually owns, but also shares of our stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series A Preferred Stock-Voting Rights.” For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or a payment in exchange for the Series A Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series A Preferred Stock is treated as a distribution with respect to such holder’s Series A Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series A Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series A Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series A Preferred Stock held exceeds the aggregate amount of such distribution.

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The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the holder’s remaining, unredeemed Series A Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. If all of the holder’s Series A Preferred Stock is redeemed, any unrecovered basis in the Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the common stock and/or the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the common stock and/or the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the common stock and/or the Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the common stock and/or the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely files a refund claim with the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the common stock and/or the Series A Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the common stock and/or the Series A Preferred Stock and you are not a “U.S. holder.”

Distributions. We do not anticipate making any distributions on our common stock following the completion of this offering. However, if distributions are made with respect to our common stock and/or our Series A Preferred Stock, such distributions will be treated as dividends for U.S. tax purposes to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holders basis in the common stock and/or the Series A Preferred Stock (as applicable) and, to the extent such portion exceeds the Non-U.S. holder’s basis in the common stock and/or the Series A Preferred Stock (as applicable), the excess will be treated as gain from the disposition of the common stock and/or the Series A Preferred Stock (as applicable), the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock.” In addition, if we are a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes, and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding obligation either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

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Dividends paid to a Non-U.S. holder of the common stock and/or the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the common stock and/or the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the common stock and/or the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the common stock and/or the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Common Stock and Series A Preferred Stock, Including Redemption of Series A Preferred Stock. Any gain realized by a Non-U.S. holder on the disposition of the common stock and/or the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the common stock and/or the Series A Preferred Stock. This assumes that the common stock and/or the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point or the third bullet point immediately above will generally be subject to tax on the net gain derived from the sale in the same manner and same rates as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation described in the first bullet point immediately above, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (with respect to the Series A Preferred Stock and except as discussed below), or other disposition of the common stock and/or the Series A Preferred Stock, such Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the common stock and/or the Series A Preferred Stock (as applicable). Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the common stock and/or the Series A Preferred Stock (as applicable) is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A Preferred Stock, a redemption of shares of the Series A Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series A Preferred Stock exceeds one year, equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, such cash generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Distributions.” A payment made in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Common Stock and Series A Preferred Stock, Including Redemptions of Series A Preferred Stock.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.

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Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payments of dividends or of proceeds on the disposition of the common stock and/or the Series A Preferred Stock made to you may be subject to information reporting and backup withholding (the current backup withholding rate is 24%) unless the Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided a timely refund claim is filed with the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on the common stock and/or the Series A Preferred Stock paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of our common stock and/or our Series A Preferred Stock.

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Plan of Distribution

The selling stockholders of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, prices related to such prevailing market prices, varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of, or a combination of, the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by applicable law;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling stockholders will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, distribute, devise or gift the shares by other means not described in this prospectus. The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

At the time a particular offering of the securities is made, if required, a prospectus supplement or post-effective amendment to the registration statement that includes this prospectus will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, any discounts, commissions and other terms constituting compensation from the selling stockholders and any other material information. We may suspend the sale of securities by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person.

The Company will pay all fees and expenses incurred by the Company incident to the registration of the shares. The Company will not pay any brokers’ discounts and commissions in connection with the registration and sale of the shares covered by this prospectus by the selling stockholders.

We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

The validity of the issuance of the securities offered hereby and other certain legal matters will be passed upon Song, P.C., New York, New York.

Experts

The audited consolidated financial statements of MTBC, Inc. and subsidiaries for the years ended December 31, 2019 and 2018 are incorporated by reference in this prospectus and elsewhere in the registration statement, and have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Etransmedia Technology, Inc. and its wholly-owned subsidiaries for the year ended December 31, 2018 and the audited financial statements of CareCloud Corporation for the years ended December 31, 2019 and December 31, 2018, have been so incorporated by reference into this prospectus in reliance upon the report of Wojeski & Company CPAs, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Meridian Billing Management Company and Origin Holdings, Inc. for the years ended December 31, 2019 and 2018 have been so incorporated by reference into this prospectus in reliance upon the report of Freedman & Goldberg CPAs, P.C., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act with respect to our common stock and Series A Preferred Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement, as allowed by the rules and regulations of the SEC. You may wish to inspect the registration statement and the exhibits to that registration statement for further information with respect to us and the common stock and Series A Preferred Stock offered by this prospectus. Copies of the registration statement and the exhibits to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described below. Statements contained or incorporated by reference in this prospectus concerning the provisions of certain documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.mtbc.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date that the offering of the securities by means of this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01):

●	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020 and for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on January 8, 2020, January 28, 2020, February 20, 2020, April 16, 2020, April 23, 2020 (excluding such items as deemed furnished in such Form 8-K), April 29, 2020, May 21, 2020, June 17, 2020, July 9, 2020 (excluding such items as deemed furnished in such Form 8-K) and July 17, 2020 (excluding such items as deemed furnished in such Form 8-K), and our Current Reports on Form 8-K/A, filed with the SEC on June 13, 2019, March 20, 2020 and August 11, 2020; and

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2020;

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 2014, including any amendment or report filed for the purpose of updating such description; and

●	the description of our Series A Preferred Stock contained in our Registration Statement on Form 8-A/A filed with the SEC on October 19, 2015, including any amendment or report filed for the purpose of updating such description.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to MTBC, 7 Clyde Road, Somerset, New Jersey, 08873, telephone: (732) 873-5133, x 133. Documents incorporated by reference into this prospectus may be accessed at our investor relations website, ir.mtbc.com.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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MTBC, Inc.

4,250,000 Shares of Common Stock

Issuable upon Exercise of Outstanding Warrants

960,000 Shares of 11% Series A Cumulative Redeemable Perpetual Preferred Stock

Liquidation Preference $25.00 per Share

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Offering Expenses
SEC registration fee	$9,177
Legal fees and expenses	7,500
Accounting fees and expenses	10,000
Miscellaneous	2,000
Total	$28,677

Item 14. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Company’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Company’s amended and restated certificate of incorporation and bylaws provides that the Company must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act of 1933, as amended (the “Securities Act”).

In conjunction with securing its $5 million line of credit with Silicon Valley Bank (“SVB”), on October 13, 2017, the Company issued warrants for SVB to purchase a total of 125,000 shares of its common stock. The warrants have a strike price equal to $3.92 per share. Each warrant has a five-year exercise window and may be exercised in cash or through a cashless exercise, in which case the holder will receive a number of shares having a value net of the exercise price. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as it was a transaction by the Company not involving any public offering.

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In conjunction with extending its line of credit with SVB to $10 million on September 20, 2018 (the “Issue Date”), the Company issued warrants for SVB to purchase a total of $150,000 of its common stock. The warrants have a strike price equal to the highest VWAP computed from data reported on NASDAQ for any five (5) consecutive trading days during the thirty (30) consecutive trading-day period commencing on the fifteenth (15th) trading day immediately preceding the Issue Date hereof and ending on the fifteenth (15th) trading day immediately following the Issue Date. The number of shares shall equal $150,000 divided by the warrant’s strike price. Each warrant has a five-year exercise window and may be exercised in cash or through a cashless exercise, in which case the holder will receive a number of shares having a value net of the exercise price. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as it was a transaction by the Company not involving any public offering.

In conjunction with our acquisition of CareCloud Corporation, Runway Growth Credit Fund Inc. (“Runway”) received, as partial consideration, on January 8, 2020: (i) 760,000 shares of the Company’s Series A Preferred Stock, and (ii) warrants to purchase 2,000,000 shares of the Company’s common stock, 1,000,000 of which have an exercise price per share of $7.50 and a term of two years, and the other 1,000,000 warrants have an exercise price per share of $10.00 and a term of three years. Of the preferred stock consideration, 160,000 shares of Series A Preferred Stock will be held in escrow for up to 24 months, and an additional 100,000 shares of Series A Preferred Stock will be held in escrow for up to 18 months, in both cases, to satisfy indemnification obligations of the seller for losses arising from certain specified contingent liabilities. Shares net of such losses will be released upon joint instruction of the Company and Runway in accordance with the applicable escrow period. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as it was a transaction by the Company not involving any public offering.

In conjunction with our acquisition of Meridian, MidCap Funding XLVII Trust (“MidCap”), Apollo Credit Funds ICAV, an Umbrella Irish Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Apollo Helius Multi-Credit Fund I (the “Apollo Fund”), The Gores Group, LLC (“Gores”) and members of Meridian’s senior management team (“Meridian Management”) received, as partial consideration, on June 16, 2020: (i) 200,000 shares of the Company’s Series A Preferred Stock, and (ii) warrants to purchase 2,250,000 shares of the Company’s common stock with an exercise price per share of $7.50 and a term of two years. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as it was a transaction by the Company not involving any public offering.

To our knowledge, SVB, Runway, MidCap, Apollo Fund, Gores and Meridian Management have enough knowledge and experience in finance and business matters to be “sophisticated investors” and/or are able to bear the economic risk in connection with said warrants.

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

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(A) Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d)(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Somerset, State of New Jersey on

August 20, 2020.

MTBC, Inc.

By:	/s/ Stephen A. Snyder
Stephen A. Snyder
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahmud Haq, Bill Korn and Stephen A. Snyder, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mahmud Haq	Executive Chairman of the Board	August 20, 2020
Mahmud Haq

/s/ Stephen A. Snyder	Chief Executive Officer and Director	August 20, 2020
Stephen A. Snyder	(principal executive officer)

/s/ Bill Korn	Chief Financial Officer	August 20, 2020
Bill Korn	(principal financial officer)

/s/ Norman Roth	Controller	August 20, 2020
Norman Roth	(principal accounting officer)

/s/ A. Hadi Chaudhry	President and Director	August 20, 2020
A. Hadi Chaudhry

/s/ Anne Busquet	Director	August 20, 2020
Anne Busquet

/s/ John N. Daly	Director	August 20, 2020
John N. Daly

/s/ Cameron Munter	Director	August 20, 2020
Cameron Munter

/s/ Lawrence Sharnak	Director	August 20, 2020
Lawrence Sharnak

II-4

EXHIBIT INDEX

Exhibit Number	Description

2.1	Assignment Agreement dated October 3, 2016, by and between the Company, The Prudential Insurance Company of America, and Prudential Retirement Insurance and Annuity Company (filed as Exhibit 10.1 to the Company’s Form 8-K filed on October 5, 2016, and incorporated herein by reference).

2.2	Strict Foreclosure Agreement dated October 3, 2016, by and between MTBC Acquisition, Corp., MediGain, LLC and Millennium Practice Management Associates, LLC (filed as Exhibit 10.2 to the Company’s Form 8-K filed on October 5, 2016, and incorporated herein by reference).

2.3	Transition Services Agreement dated October 3, 2016, by and between MTBC Acquisition, Corp., MediGain, LLC and Millennium Practice Management Associates, LLC (filed as Exhibit 10.3 to the Company’s Form 8-K filed on October 5, 2016, and incorporated herein by reference).

2.4	First Amendment to Assignment Agreement dated January 3, 2017, by and between the Company, The Prudential Insurance Company of America, and Prudential Retirement Insurance and Annuity Company (filed as Exhibit 2.1 to the Company’s Form 8-K filed on January 6, 2017, and incorporated herein by reference).

2.5	Second Amendment to Assignment Agreement dated January 23, 2017, by and between the Company, The Prudential Insurance Company of America, and Prudential Retirement Insurance and Annuity Company (filed as Exhibit 2.1 to the Company’s Form 8-K filed on January 24, 2017, and incorporated herein by reference).

2.6	Asset Purchase Agreement dated June 25, 2018, by and between MTBC, Inc. and Orion Healthcorp, Inc. (filed as Exhibit 10.1 to the Company’s Form 8-K filed on July 2, 2018, and incorporated herein by reference).

2.7	Transition Services Agreement dated June 25, 2018, by and between MTBC, Inc. and Orion Healthcorp, Inc. (filed as Exhibit 2.29 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

2.8	Asset Purchase Agreement dated March 27, 2019, by and between MTBC-Med, Inc., and Etransmedia Technology, Inc., et. al. (filed as Exhibit 10.1 to the Company’s Form 8-K filed on March 28, 2019, and incorporated herein by reference).

2.9	Amended and Restated Asset Purchase Agreement dated April 3, 2019, by and between MTBC-Med, Inc., and Etransmedia Technology, Inc., et. al. (filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 4, 2019, and incorporated herein by reference).

2.10	Agreement and Plan of Merger by and among MTBC, Inc., MTBC Merger Sub, Inc., CareCloud Corporation and Runway Growth Credit Fund Inc., as the Sellers’ Representative dated January 8, 2020 (filed as Exhibit 2.1 to the Company’s Form 8-K filed on January 8, 2020, and incorporated herein by reference).

2.11	Escrow Agreement dated January 8, 2020 by and among MTBC, Inc., Runway Growth Credit Fund Inc., and TD Bank (filed as Exhibit 10.17 to the Company’s Form 10-K filed on February 28, 2020, and incorporated herein by reference).

2.12	Stock Purchase Agreement dated June 16, 2020 by and among MTBC, Inc., Meridian Billing Management Co., Origin Holdings, Inc., and GMM II Holdings, LLC, (filed as Exhibit 2.1 to the Company’s Form 8-K on June 17, 2020, and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of the Company dated April 4, 2014 (filed as Exhibit 3.1 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

3.2	Certificate of Amendment of Certificate of Incorporation of the Company dated June 28, 2016 (filed as Exhibit 3.2 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 18, 2018 (filed as Exhibit 3.6 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

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3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated February 6, 2019 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on February 7, 2019 and incorporated herein by reference).

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company dated June 21, 2019 (filed as Exhibit 3.1 to the Company’s Form 8-K filed on June 25, 2019 and incorporated herein by reference).

3.6	Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated July 6, 2016 (filed as Exhibit 3.3 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

3.7	First Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated September 15, 2017 (filed as Exhibit 3.4 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

3.8	Second Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated March 23, 2018 (filed as Exhibit 3.5 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

3.9	Third Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock dated September 25, 2018 (filed as Exhibit 3.7 to the Company’s Form S-1 filed on September 25, 2018, and incorporated herein by reference).

3.10	Fourth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.1 to the Company’s Form 8-K filed on January 28, 2020 and incorporated herein by reference).

3.11	Fifth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.2 to the Company’s Form 8-K filed on May 21, 2020, and incorporated herein by reference).

3.12	Sixth Amendment to Amended and Restated Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 3.1 to the Company’s Form 8-K filed on July 9, 2020, and incorporated herein by reference).

3.13	Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Amendment No. 1 to Form S-1 filed on April 7, 2014, and incorporated herein by reference).

4.1	Form of common stock certificate of the Company (filed as Exhibit 4.1 to Amendment No. 2 to the Company’s Form S-1 filed on May 7, 2014, and incorporated herein by reference).

4.2	Form of stock certificate of the 11% Series A Cumulative Redeemable Perpetual Preferred Stock (filed as Exhibit 4.2 to Amendment No. 2 to the Company’s Form S-1 on October 19, 2015 and incorporated herein by reference).

4.3	Warrant to Purchase Stock dated as of October 13, 2017 issued by the Company to Silicon Valley Bank (filed as Exhibit 10.2 to the Company’s Form 8-K filed on October 16, 2017, and incorporated herein by reference).

4.4	Warrant to Purchase Stock issued by the Company on September 20, 2018 to Silicon Valley Bank (filed as Exhibit 10.2 to the Company’s Form 8-K filed on September 20, 2018, and incorporated herein by reference).

4.5	Warrant to Purchase Stock issued by the Company on January 8, 2020 to Runway Growth Credit Fund Inc. (filed as Exhibit 4.5 to the Company’s Form 10-K filed on February 28, 2020, and incorporated herein by reference).

4.6	Warrant to Purchase Stock issued by the Company on January 8, 2020 to Runway Growth Credit Fund Inc. (filed as Exhibit 4.6 to the Company’s Form 10-K filed on February 28, 2020, and incorporated herein by reference).

4.7	Form of Warrant to Purchase Stock issued by the Company on June 16, 2020 with respect to the Meridian transaction.

5.1	Opinion of Song P.C.

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10.1	Form of Indemnification Agreement between the Company and each of its directors and executive officers (filed as Exhibit 10.1 to Amendment No. 2 to the Company’s Form S-1 filed on May 7, 2014, and incorporated herein by reference).

10.2 *	Amended and Restated Equity Incentive Plan of the Company (filed as Appendix B to the Company’s Proxy Statement on Schedule 14A filed on February 10, 2017, and incorporated herein by reference).

10.3 *	First Amendment to the Amended and Restated Equity Incentive Plan of the Company (filed as Exhibit 10.16 to the Company’s Form 10-Q filed on August 8, 2018, and incorporated herein by reference).

10.4 *	Second Amendment to MTBC, Inc. Amended and Restated Equity Incentive Plan of the Company (filed as Exhibit 3.1 to the Company’s Form 8-K filed on May 21, 2020, and incorporated herein by reference).

10.5 *	Form of Restricted Stock Unit Agreement under Amended and Restated Equity Incentive Plan (filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Form S-1 filed on April 7, 2014, and incorporated herein by reference).

10.6 *	Form of Restricted Stock Award Agreement under the Amended and Restated Equity Incentive Plan (filed as Exhibit 10.12 to the Company’s Form 10-K filed on March 24, 2016, and incorporated herein by reference).

10.7	Lease between Company and Mahmud Haq with respect to offices located at 7 Clyde Road, Somerset, NJ 08873 (filed as Exhibit 10.4 to the Company’s Form S-1 filed on December 20, 2013, and incorporated herein by reference).

10.8 *	Employment Agreement between the Company and Mahmud Haq dated as of May 1, 2018 (filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 7, 2018, and incorporated herein by reference).

10.9 *	Employment Agreement between the Company and Stephen Snyder dated as of May 1, 2018 (filed as Exhibit 10.2 to the Company’s Form 8-K filed on May 7, 2018, and incorporated herein by reference).

10.10 *	Employment Agreement between the Company and A. Hadi Chaudhry dated as of May 1, 2018 (filed as Exhibit 10.3 to the Company’s Form 8-K filed on May 7, 2018, and incorporated herein by reference).

10.11 *	Employment Agreement between the Company and Bill Korn dated as of May 1, 2018 (filed as Exhibit 10.4 to the Company’s Form 8-K filed on May 7, 2018, and incorporated herein by reference).

10.12	Loan and Security Agreement dated as of October 13, 2017 between Medical Transcription Billing, Corp., MTBC Acquisition, Corp. and Silicon Valley Bank (filed as Exhibit 10.1 to the Company’s Form 8-K filed on October 16, 2017, and incorporated herein by reference).

10.13	Joinder and First Loan Modification Agreement dated as of September 20, 2018 between Medical Transcription Billing, Corp., MTBC Acquisition, Corp., MTBC Health, Inc. and MTBC Practice Management, Corp. and Silicon Valley Bank (filed as Exhibit 10.1 to the Company’s Form 8-K filed on September 20, 2018, and incorporated herein by reference).

10.14	Second Loan Modification Agreement dated November 15, 2019, by and between the Company and SVB (filed as Exhibit 1.1 to the Company’s Form 8-K filed on November 21, 2019, and incorporated herein by reference).

10.15	Joinder and Third Loan Modification Agreement dated as of February 28, 2020 between MTBC, Inc., MTBC Acquisition Corp., MTBC Health, Inc. and MTBC Practice Management Corp., MTBC-Med, Inc., CareCloud Corporation and Silicon Valley Bank (filed as Exhibit 10.16 to the Company’s Form 10-K filed on February 28, 2020, and incorporated herein by reference).

21.1	List of subsidiaries (filed as Exhibit 21.1 to the Company’s Form S-1 filed on July 10, 2020, and incorporated herein by reference).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Wojeski & Company CPAs, P.C.

23.3	Consent of Freedman & Goldberg CPAs, P.C.

23.4	Consent of Song P.C. (included in Exhibit 5.1)

24.1	Power of Attorney for Directors of the Company.

* Indicates management contract or compensatory plan or arrangement.

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